UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

KNIGHT TRADING GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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KNIGHT TRADING GROUP, INC.

Newport Tower, 23rd Floor

525 Washington Boulevard

Jersey City, New Jersey 07310

April 3, 2003

To the Stockholders of Knight Trading Group, Inc.:

We cordially invite you to attend Knight Trading Group’s annual stockholders’ meeting. The meeting will be held at the Courtyard by Marriott Jersey City/Newport, 540 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 14, 2003 at 1:00 p.m.

At the meeting, stockholders will vote on a number of important matters. Please take the time to carefully read each of the proposals described in the attached proxy statement.

Thank you for your support of Knight Trading Group.

Sincerely,

Thomas M. Joyce	Charles V. Doherty
Chief Executive Officer and President	Chairman of the Board

KNIGHT TRADING GROUP, INC.

Newport Tower, 23rd Floor

525 Washington Boulevard

Jersey City, New Jersey 07310

(201) 222-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Knight Trading Group, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (including any adjournments or postponements thereof, the “Annual Meeting”) of Knight Trading Group, Inc., a Delaware corporation (“Knight” or the “Company”), will be held at the Courtyard by Marriott Jersey City/Newport, 540 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 14, 2003 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

1.	To elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and shall have qualified;

2.	To approve the Knight Trading Group, Inc. 2003 Equity Incentive Plan;

3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2003; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight Class A Common Stock at the close of business on March 31, 2003 are entitled to notice of, and to vote at, the Annual Meeting. On that day, 112,130,486 shares of Knight Class A Common Stock were outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at Knight’s corporate offices, Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, and at Mellon Investor Services LLC, 44 Wall Street, 6th Floor, New York, New York 10005, during the 10 days before the Annual Meeting.

Your vote is very important regardless of how many shares of Knight Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, you are requested to sign, date and return the enclosed proxy (the “Proxy”) without delay in the enclosed postage-paid envelope. You may revoke your Proxy at any time before its exercise by (1) attending and voting in person at the Annual Meeting, (2) giving notice of revocation of the Proxy at the Annual Meeting, or (3) delivering to the Secretary of Knight (a) a written notice of revocation or (b) a duly executed proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy.

By order of the Board of Directors,

John H. Bluher
Secretary

April 3, 2003

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, OR VOTE BY TELEPHONE OR THROUGH THE INTERNET (AS MORE FULLY DESCRIBED ON YOUR PROXY CARD).

KNIGHT TRADING GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 14, 2003

PROXY STATEMENT

This Proxy Statement (the “Proxy Statement”) is being furnished to stockholders of Knight Trading Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, “Knight” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders, which will be held at the Courtyard by Marriott Jersey City/Newport, 540 Washington Boulevard, Jersey City, New Jersey 07310 on May 14, 2003 at 1:00 p.m. (the “Annual Meeting”). This Proxy Statement, the accompanying form of proxy (the “Proxy”) and the other enclosed documents are first being mailed to stockholders on or about April 9, 2003.

At the Annual Meeting, the Knight stockholders will be asked to consider and vote on proposals to: (i) elect eight members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and shall have qualified; (ii) approve the Knight Trading Group, Inc. 2003 Equity Incentive Plan; (iii) ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2003; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

All stockholders will need to present photo identification to be admitted into the Annual Meeting. Beneficial owners of stock held by banks, brokers or investment plans (in “street name”) will also need proof of ownership. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

The principal executive offices of the Company are located at Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

As described in more detail below, you may vote in any of the four following ways: (1) by attending the 2003 Annual Meeting; (2) by calling the toll-free telephone number listed on the proxy card; (3) by voting on the Internet at the address listed on the proxy card; or (4) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

If your shares are held in street name, you will be able to vote by telephone or on the Internet by following the instructions on the proxy form you receive from your bank or broker. If your bank or brokerage firm provides this service, your voting form will provide instructions. If your voting form does not provide for voting via the Internet or by telephone, please complete and return the paper Proxy in the postage-paid envelope provided.

Shares of Knight Class A Common Stock that are entitled to vote and are represented by a Proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions for any particular matter or matters, shares of Knight Class A Common Stock represented by such Proxy will be voted as follows:

FOR the election of each of the eight nominees to the Company’s Board of Directors;

FOR the proposal to approve the Knight Trading Group, Inc. 2003 Equity Incentive Plan; and

FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2003.

The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy.

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such Proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the Proxy at the Annual Meeting; or (iii) delivering to the Secretary of Knight (a) a written notice of revocation or (b) a duly executed Proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the Proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Secretary, and must be received before the taking of the votes at the Annual Meeting. If you own shares held in street name and wish to vote at the Annual Meeting, you must have a legal Proxy from your broker.

The Company will bear the entire cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. The Company has retained the services of Mellon Investor Services LLC (“Mellon”) to assist in the solicitation of Proxies. Mellon will receive a fee from the Company for services rendered of approximately $15,000, plus out-of-pocket expenses. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from stockholders of the Company by telephone, telegram or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

You can save the Company additional expense by receiving future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting process at www.ProxyVote.com.

Record Date; Outstanding Shares; Voting at the Annual Meeting

Only holders of Knight Class A Common Stock at the close of business on March 31, 2003 will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on March 31, 2003, the Company had outstanding and entitled to vote 112,130,486 shares of Knight Class A Common Stock. Shares of Knight Class A Common Stock represented by Proxies which are marked “abstain” will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be counted as votes cast in favor of the matters brought before the stockholders at the Annual Meeting. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Because the approval of the Knight Trading Group, Inc. 2003 Equity Incentive Plan and the ratification of

PricewaterhouseCoopers LLP require the approval of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, abstentions will have the same effect as a negative vote on this proposal. However, broker non-votes will be disregarded and have no effect on the outcome of the vote for these matters. Abstentions from voting on the election of directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws to exercise dissenter’s rights of appraisal with respect to any of the matters to be voted upon.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors of the Company will be elected by a plurality vote of the outstanding shares of Knight Class A Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

Knight has eight members on its Board of Directors, all of whom have been nominated for reelection this year and have agreed to serve if elected. Each of these eight current directors nominated for election this year was elected by the stockholders at the 2002 Annual Meeting of Stockholders, except for Thomas M. Joyce who was elected to the Board of Directors in October 2002. A majority of the Board of Directors are non-employee directors and are “independent” within the meaning of the rules of The Nasdaq Stock Market.

The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

The name, age (as of April 1, 2003), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

Thomas M. Joyce (48), Chief Executive Officer, President and Director of the Company has over 25 years of experience in the securities industry. Mr. Joyce has been a director of the Company since October 2002 and has been Chief Executive Officer and President of the Company since May 2002. From December 2001 to May 2002, Mr. Joyce was the Global Head of Trading at Sanford C. Bernstein & Co. Prior to that, Mr. Joyce was at Merrill Lynch & Co., where his most recent position was Head of Global Equity eCommerce from 1999 through 2001. Prior to that, Mr. Joyce was the Head of U.S. Equities at Merrill Lynch & Co. from 1996 to 1999. Mr. Joyce has been a member of the Archipelago Board of Directors, the Partner’s Committee of Primex Trading, and the Security Industry Association’s Market Structure Committee. He served as Chairman of Nasdaq’s Quality of Markets Committee in 1999 and 2000, and he is a former member of NYSE’s Market Performance Committee and of the Merrill Lynch Europe Executive Committee. In 1977, Mr. Joyce received his degree in economics from Harvard College.

Anthony M. Sanfilippo (46), Executive Vice President, Head of Broker Dealer Client Group and Director of the Company has over 25 years of experience in the securities industry. Since June 2002, he has been Head of Broker-Dealer Client Group for the Company. From February 2002 to May 2002, Mr. Sanfilippo was the Interim Chief Executive Officer of the Company. Since 1997, Mr. Sanfilippo has been the President and Chief Executive Officer of Knight Capital Markets. Mr. Sanfilippo has been a director of the Company since the Company’s initial public offering. From 1993 to 1997, Mr. Sanfilippo was President and Chief Executive Officer of Tradetech Securities, a market maker in the Nasdaq Intermarket, which he founded in 1993 and which was subsequently acquired by Knight Capital Markets in 1997. From 1989 to 1993, he served as Executive Vice President at Mesirow Financial, managing the Equity Division and Regional Exchange Specialist Operations. Mr. Sanfilippo is currently a board member of NASDAQ Europe and is on the advisory committee of BRUT, LLC. He has also served as President of the Security Traders Association in Chicago and is a past chairman of the NASDR Business District Conduct Committee. Mr. Sanfilippo attended DePaul University.

Charles V. Doherty (69), non-executive Chairman of the Board, has served on the Board of the Company since the Company’s initial public offering, and before that, as an advisory board member of Roundtable Partners, L.L.C., the Company’s predecessor (“Roundtable”), since March 1995. Mr. Doherty has been Chairman of the Board since February 2002. He has been a Managing Director of Madison Advisory Group (formerly Madison Asset Group), an investment advisory firm, since 1993. From 1986 to 1992, Mr. Doherty was President and Chief Operating Officer of the Chicago Stock Exchange. He is a CPA and founder of Doherty, Zable & Company, an accounting firm specializing in the securities industry, where he served as President between 1974 and 1985. Mr. Doherty received his B.A. in Accounting, magna cum laude, from the University of Notre Dame in 1955 and his M.B.A. from the University of Chicago in 1967.

Robert Greifeld (45), Director of the Company, has been an Executive Vice President of SunGard Data Systems (“SunGard”) since February 2002. Mr. Greifeld joined the Board in May 2000. From February 2000 until February 2002, Mr. Greifeld was a Senior Vice President at SunGard. Before that, he was a Vice President of SunGard, and from May 1999 to August 1999, he was Chief Executive Officer of the SunGard Brokerage Systems Group. From 1993 to 1999, Mr. Greifeld was President of Automated Securities Clearance, Ltd., which was acquired by SunGard in March 1999. Mr. Greifeld is chairman of the advisory committee of BRUT, LLC. Mr. Greifeld holds a B.A. from Iona College and an M.B.A. from New York University.

Gary R. Griffith (63), Director of the Company, has served on the Board of the Company since the Company’s initial public offering and, before that, as an advisory board member of Roundtable since March 1995. He has been an independent financial consultant since 1990 and has worked in investment banking and financial consulting since 1980. Before 1980, Mr. Griffith was with CBS, Inc. and Price Waterhouse. Mr. Griffith is a CPA. Mr. Griffith received a B.S. in Business Administration from Ohio State University in 1963.

Robert M. Lazarowitz (46), Director of the Company, is a former Executive Vice President and Chief Operating Officer of Knight Capital Markets. Mr. Lazarowitz has served as a director of the Company since May 2001. In addition, before December 2000, he was a director of the Board since the Company’s inception. Mr. Lazarowitz was also a co-founder of Roundtable. Mr. Lazarowitz has over 20 years of experience in the securities and financial services industries. Before December 2000, Mr. Lazarowitz served for 12 years as Chief Financial Officer and then as Chief Operating Officer of Knight Capital Markets. From 1985 to 1987, he served as Chief Financial Officer of Bach Management/Investment Banking and, from 1984 to 1985, as Chief Operating Officer of Traubner Bach Co. Inc. Mr. Lazarowitz received his B.S. in Accounting from the University of South Florida in 1978.

Bruce R. McMaken (43), Director of the Company, has served on the Board of the Company since the Company’s initial public offering and, before that, as an advisory board member of Roundtable since March 1995. He also has been employed by Sanders Morris Harris Inc. (“SMH”), an investment banking firm, since 1992, and is currently serving as a Senior Vice President and Managing Director of Corporate Finance. Mr. McMaken serves as one of the managers of Environmental Opportunities Fund, Ltd. and Environmental

Opportunities Funds II, two private equity funds managed by affiliates of SMH. He is also a director of IESI Corporation, a private solid waste collection and disposal company. He received his B.A. degree from Cornell University in 1981.

Rodger O. Riney (57), Director of the Company, has served on the Board of the Company since the Company’s initial public offering and, before that, as an advisory board member of Roundtable since March 1995. He is the President of Scottrade, Inc., a discount brokerage firm he founded in 1980. In 1969, he joined Edward Jones & Co., a brokerage firm, and in 1975 became a General Partner of that firm. Mr. Riney received a B.S. degree in Civil Engineering in 1968 and an M.B.A. in 1969, both from the University of Missouri-Columbia.

Board of Directors and its Committees

During 2002, the Company’s Board of Directors met ten (10) times.

The Company has, as standing committees, a Finance and Audit Committee, a Compensation Committee, a 162(m) Committee, and a Nominating and Corporate Governance Committee.

All members of the Board of Directors attended at least 75% of its meetings and the meetings of any committees of the Board of Directors of which they were members in 2002.

The current members of the Finance and Audit Committee are Messrs. Griffith, Doherty and McMaken, all non-employee directors. The Finance and Audit Committee is established to assist the Board’s oversight of: (1) the integrity of the Company’s financial statements and its risk and control environment; (2) the relationship with the registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Finance and Audit Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. The Finance and Audit Committee held fourteen (14) meetings during 2002.

The current members of the Compensation Committee are Messrs. Doherty, Lazarowitz and Riney, all of whom are non-employee Directors. The Compensation Committee establishes the compensation policies used in determining compensation of all executive officers, approves executive employment contracts, and approves all long-term equity grants greater than a specified minimum. The Compensation Committee evaluates the performance of the Company’s Chief Executive Officer, and based on such evaluation, reviews and approves his annual salary, cash incentive and long-term equity incentive. The Compensation Committee held twenty (20) meetings during 2002.

The current members of the 162(m) Committee are Messrs. Doherty, Griffith and McMaken. The 162(m) Committee provides assistance to the Board of Directors in setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation to such key executives. The 162(m) Committee is also responsible for making option and restricted stock grants to such key executives. The 162(m) Committee held four (4) meetings during 2002.

The current members of the Nominating and Corporate Governance Committee are Messrs. Doherty, Greifeld, Griffith, Lazarowitz, McMaken and Riney. In March 2003, all non-employee directors were added to this Committee and Mr. Sanfilippo, a management employee of the Company, resigned. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors on whom to nominate as Directors of the Company. The Nominating and Corporate Governance Committee also considers nominee recommendations from stockholders of the Company. The Nominating and Corporate Governance Committee held two (2) meetings during 2002.

Compensation of Directors

Messrs. Joyce and Sanfilippo, current officers of the Company, receive no remuneration for serving on the Board of Directors. In July 2002, upon the receipt of a fairness opinion from an industry compensation expert, the Board of Directors approved an increase in the annual compensation of the independent Directors, retroactive to January 1, 2002, from $18,000 to $35,000 for each of the independent Directors, except for the Non-Executive Chairman who receives $75,000. In October 2002, upon the receipt of a fairness opinion from an industry compensation expert, the Board of Directors approved a further increase, effective January 1, 2003, in the annual compensation of independent directors, from $35,000 to $45,000. In addition, the Board of Directors approved, effective January 1, 2003, an increase in the amount paid to Committee chairpersons from $10,000 in 2002 to: (i) $15,000 for any Committee chaired by the Non-Executive Chairman; (ii) $20,000 for the Chairman of the Finance and Audit Committee and (iii) $10,000 for the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee, respectively, unless that Chairperson is also the Non-Executive Chairman. Each of the independent Directors also receives a meeting fee of $1,000 for each of the Board of Directors and Committee meetings attended, except for the Finance and Audit Committee meetings where attendees receive $3,000 per meeting. All Directors are reimbursed for out-of-pocket expenses. Each newly elected independent Director is granted an option to purchase 20,000 shares of Class A Common Stock. In addition, on the first business day following each annual meeting of our stockholders, each continuing independent Director will be granted an option to purchase 15,000 shares of Class A Common Stock. These amounts were increased from 16,000 shares and 8,000 shares, respectively, retroactive to May 22, 2002, pursuant to action taken by the Board of Directors in July 2002. For the fiscal year ended December 31, 2002, Directors of the Company who were not officers received the above-described directors’ fees from the Company aggregating $523,667. In addition, certain independent directors received a one-time cash payment, in aggregate totaling $235,000, for special services provided to the Company in 2001 and 2002 primarily relating to the Company’s CEO search. Also, one director elected to receive options valued at $50,000 for these special services, in lieu of a cash payment.

Executive Officers

Executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of April 1, 2003 (none of whom has a family relationship with another executive officer):

Name	Age	Position
Thomas M. Joyce	48	Chief Executive Officer, President and Director
Anthony M. Sanfilippo	46	Executive Vice President, Head of Broker-Dealer Client Group and Director
John H. Bluher	45	Executive Vice President, General Counsel, Director of Risk Management and Secretary
Derek N. Stein	41	Executive Vice President, Chief Administrative and Technology Officer
Gregory C. Voetsch	41	Senior Vice President, Head of Institutional Client Group
John B. Howard	33	Senior Vice President, Acting Chief Financial Officer

For selected biographical information with respect to Mr. Joyce and Mr. Sanfilippo, please see “Nominees For Election as Directors” beginning on page 3. Selected biographical information with respect to all other executive officers is set forth hereafter.

John H. Bluher (45), Executive Vice President, General Counsel, Director of Risk Management and Secretary, has over 15 years of experience in the securities industry. Mr. Bluher has been with the Company since June 2002. From January 2001 to April 2002, Mr. Bluher served as Global Chief Compliance Officer for Prudential Securities, Inc. From October 1997 until January 2001, he served as General Counsel and Chief Legal and Regulatory Officer for SunAmerica Financial Network, Inc., the financial services holding company for

AIG/Sun America, Inc. Previously, Mr. Bluher was Senior Vice President and Regional Counsel for Prudential Securities, Inc.’s Western U.S. Division. Mr. Bluher also spent five years as Senior Counsel in the United States Securities and Exchange Commission’s (the “SEC”) Division of Enforcement in Washington, D.C. Mr. Bluher received a B.S. degree in Political Science in 1980 and a J.D. in 1983, both from the University of Wyoming.

Derek N. Stein (41), Executive Vice President, Chief Administrative and Technology Officer, has over 15 years experience in the securities and financial services industries. Mr. Stein has been with the Company since April 2001. From 1993 to March 2001, Mr. Stein served as a Senior Director at Merrill Lynch & Co. responsible for the management and coordination of its institutional global services organization, infrastructure investments and e-commerce operations. Before that, Mr. Stein was a management consultant in the Financial Services Industry Group of Ernst & Young, focusing on the capital markets and banking sectors. Mr. Stein is also a CPA and Chartered Accountant. Mr. Stein serves as a director for Knight Roundtable Europe and for Knight Securities Japan. Mr. Stein received a bachelor of commerce degree in 1982, and a graduate degree in finance in 1984, from the University of Witwatersrand, South Africa.

Gregory C. Voetsch (41), Senior Vice President, Head of Institutional Client Group of the Company, has almost 20 years of experience in the securities industry. Mr. Voetsch has been with the Company since September 2002. Prior to joining the Company, Mr. Voetsch was a Managing Director and Head of Nasdaq Sales Trading at Salomon Smith Barney, Inc. since 1997. He was also Co-Head of U.S. Sales Trading from 1999 to 2001. Previously, he was a Nasdaq Sales Trader at Salomon Smith Barney. Mr. Voetsch also spent ten years at Jefferies & Co. as an Equities Sales Trader.

John B. Howard (33), Senior Vice President, Acting Chief Financial Officer of the Company, has over 10 years of experience in the securities and financial services industries. Mr. Howard has been Acting Chief Financial Officer of the Company since February 2003. Prior to his appointment, Mr. Howard was the Group Controller for the Company since April 2002, and also from July 1998 to April 2000. From April 2000 to April 2002, he was the Chief Financial Officer for Knight Securities International Ltd. Mr. Howard was a Senior Manager in the Securities Industry Practice at the accounting firm of Price Waterhouse LLP from 1991 to 1998. Mr. Howard is a CPA. He received a B.S. in Accounting from Lehigh University in 1991.

Executive Compensation

The following table sets forth information regarding compensation paid for each of the last three completed fiscal years for all individuals serving as the Company’s Chief Executive Officer during the 2002 fiscal year, and the company’s four other most highly paid executive officers (together with the Chief Executive Officer, the “Named Executive Officers”):

Summary Compensation Table

	Annual Compensation					Long-Term Compensation
Name and Principal Position	Year		Salary ($)	Bonus(1) ($)		Securities Underlying Options(2)(4)	Restricted Stock Awards($) (3)(4)(5)	All Other Compensation(6) ($)
Thomas M. Joyce(7)	2002	(11)	437,500	2,053,500		2,082,297	2,252,499	—
Chief Executive Officer and President	2001 2000	(12) (12)	— —	— —		— —	— —	— —

Anthony M. Sanfilippo(8)	2002		716,421	1,450,000		958,609	560,001	9,404
Executive Vice President, Head of Broker-Dealer Client Group, Former Interim Chief Executive Officer	2001 2000		349,247 250,000	504,808 1,955,392		51,616 —	158,501 —	12,177 5,809

Kenneth D. Pasternak(9)	2002	(11)	62,500	4,231,877	(13)	—	—	635,493	(14)
Former Chief Executive Officer	2001 2000		750,000 250,000	3,442,000 26,212,659	(13) (13)	59,358 —	197,337 —	31,208 25,113

John H. Bluher	2002	(11)	142,788	687,548		250,000	—	688
Executive Vice President, General Counsel, Director of Risk Management and Secretary	2001 2000	(12) (12)	— —	— —		— —	— —	— —

Derek N. Stein	2002		250,000	752,500		250,000	—	8,000
Executive Vice President, Chief Administrative and Technology Officer	2001 2000	(11) (12)	150,000 —	537,500 —		60,734 —	443,500 —	— —

Robert I. Turner(10)	2002		250,000	205,000		75,000	—	11,211
Former Executive Vice President, Chief Financial Officer and Treasurer	2001 2000		250,000 200,000	361,000 2,582,104		30,790 —	37,547 —	12,641 9,657

(1)	Includes cash bonuses paid pursuant to the Company’s Executive Incentive Plan (the “EIP”), as described herein. Also includes payments made pursuant to two compensation plans that are no longer in existence: discretionary incentive cash bonuses paid pursuant to the Company’s Management Incentive Plan and bonus amounts that had been deferred under the Company’s Nonqualified Deferred Compensation Plan at the election of the Named Executive Officer. Figures include bonuses paid to the Named Executive Officers in 2003, 2002 and 2001 which related to 2002, 2001 and 2000 compensation, respectively. As described in (13) below, also includes trading compensation in the case of Mr. Pasternak.
(2)	The number of shares covered by options to purchase the Company’s Class A Common Stock granted during the applicable year.
(3)	The value on the date of grant of restricted stock awards issued pursuant to the EIP, as described herein.
(4)	Includes stock options and restricted stock granted to the Named Executive Officers in 2002 pursuant to the EIP which related to 2001 compensation.
(5)	As of December 31, 2002, the Named Executive Officers held the following numbers of shares of restricted stock, having the following values as of such date (using the Class A Common Stock closing price of $4.79): (i) Mr. Joyce held 377,303 shares of restricted stock with an aggregate value of $1,807,281; (ii) Mr. Sanfilippo held 12,871 shares of restricted stock with an aggregate value of $61,652; (iii) Mr. Pasternak held no restricted stock; (iv) Mr. Bluher held no restricted stock; (v) Mr. Stein held 23,345 shares of restricted stock with an aggregate value of $111,823; and (vi) Mr. Turner held 3,172 shares of restricted stock with an aggregate value of $15,194.

(6)	Includes contributions by the Company on behalf of each of the Named Executive Officers of the Company under the Company’s 401(k) defined contribution plan and the taxable value of imputed income relating to Company sponsored life insurance policies.
(7)	Mr. Joyce became Chief Executive Officer and President of the Company on May 30, 2002.
(8)	Mr. Sanfilippo was Interim Chief Executive Officer of the Company from February 1, 2002 through May 29, 2002. Mr. Sanfilippo is currently employed by the Company as an Executive Vice President, Head of Broker-Dealer Client Group.
(9)	Mr. Pasternak retired from the Company on July 8, 2002.
(10)	Mr. Turner retired from the Company on February 18, 2003.
(11)	Named Executive Officer was only an employee with the Company for part of the year.
(12)	Named Executive Officer was not an employee with the Company during that year.
(13)	Includes $4,231,877 paid as trading compensation to Mr. Pasternak in 2002 which related to trading performance in 2000. Although such compensation was accrued by the Company in 2000, such amounts were mandatorily deferred by the Company until the time of Mr. Pasternak’s retirement or cessation of trading. Includes $3,000,000 and $10,581,217 paid as trading compensation to Mr. Pasternak for the years ended December 31, 2001 and 2000, respectively.
(14)	Includes a severance payment of $500,000 pursuant to Mr. Pasternak’s employment agreement. Also includes $115,000 paid by the Company to Mr. Pasternak for consulting services provided from February 1, 2002 through July 8, 2002.

Option Grants During Fiscal 2002

The following table sets forth grants of stock options to each of the Named Executive Officers during the year ended December 31, 2002. The Company has never granted any stock appreciation rights to any Named Executive Officers or other employees of the Company.

	Individual Grants
	Number of Securities Underlying Options Granted(1)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share ($)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) ($)
Name						5%	10%
Thomas M. Joyce	2,082,297		14.5%	5.97	05/30/07	3,434,543	7,589,441
Anthony M. Sanfilippo	23,301	(4)	0.2%	9.98	01/31/07	64,248	141,970
	208,609		1.5%	6.92	03/27/07	398,833	881,317
	750,000		5.2%	4.22	07/25/07	874,431	1,932,264
Kenneth D. Pasternak	—		—	—	—	—	—
John H. Bluher	250,000		1.7%	4.22	06/24/07	291,477	644,058
Derek N. Stein	15,734	(4)	0.1%	9.98	01/31/07	43,383	95,866
	100,000		0.7%	6.33	04/16/07	174,748	386,148
	150,000		1.0%	4.22	07/25/07	174,886	386,453
Robert I. Turner(3)	5,245	(4)	0.0%	9.98	01/31/07	14,462	31,957
	75,000		0.5%	4.22	07/25/07	87,743	193,226

(1)	Stock options are granted at fair market value and generally vest in equal installments on each of the first three anniversaries of the grant date, subject to acceleration upon a change of control. Certain grants to Mr. Joyce and Mr. Sanfilippo have received accelerated vesting.
(2)	Amounts that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Class A Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company’s estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of the Class A Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.
(3)	Named Executive Officer is no longer an employee of the Company. Named Executive Officer’s stock options became fully vested upon his retirement, subject to a defined period of time to exercise.
(4)	Grant was made to Named Executive Officer in 2002 pursuant to the EIP which related to 2001 compensation.

Year-End Option Values

The following table sets forth certain information concerning stock options exercised during the 2002 fiscal year and the number and value of unexercised stock options held by each of the Named Executive Officers on December 31, 2002. All share and per share amounts have been adjusted for the Company’s two-for-one stock split during May 1999.

Aggregate Options Exercised in 2002 and Option Values at December 31, 2002
	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002 (1)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Thomas M. Joyce	—	—	1,750,000	332,297	—	—
Anthony M. Sanfilippo	—	—	568,048	792,177	—	427,500
Kenneth D. Pasternak(2)	—	—	2,059,358	—	—	—
John H. Bluher	—	—	—	250,000	—	142,500
Derek N. Stein	—	—	15,000	295,734	—	85,500
Robert I. Turner(2)	—	—	421,016	97,274	—	42,750

(1)	Computed by subtracting the option exercise price from the closing price per share of the Company’s Class A Common Stock of $4.79 as reported by the National Market System of the Nasdaq Stock Market and multiplying this amount by the number of exercisable and unexercisable options. This may not represent the amounts that will actually be realized by the Named Executive Officers.
(2)	Named Executive Officer is no longer an employee of the Company. Named Executive Officers’ stock options became fully vested upon his retirement, subject to a defined period of time to exercise.

Long-Term Incentive Awards

The following table sets forth information with respect to long-term incentive awards to the Company’s Named Executive Officers with respect to fiscal 2002.

	Number of Shares, Units Or Other Rights (#) (1)	Performance Or Other Period Until Maturation or Payout	Estimated Future Payouts Under Non- Stock Price-Based Plans
Name			Threshhold ($) (2)	Target ($) (3)	Maximum ($) (4)
Thomas M. Joyce	—	—	—	—	—
Anthony M. Sanfilippo	—	—	—	—	—
Kenneth D. Pasternak(5)	—	—	—	—	—
John H. Bluher	1,697	2/1/2003-1/31/2005	169,700	180,035	360,959
Derek N. Stein	1,975	2/1/2003-1/31/2005	197,500	209,528	420,090
Robert I. Turner(5)	200	2/1/2003-1/31/2005	20,000	21,218	42,541

(1)	The Knight Trading Group, Inc. 2003 Incentive Share Program (the “2003 ISP”) was developed to provide participants, including the above Named Executive Officers, with the opportunity to share in the performance of the Company and align their interests with those of the stockholders. Each participant in the 2003 ISP is granted an award of incentive cash shares with an initial value per share of one hundred dollars ($100). At the conclusion of each fiscal year during the two-year grant cycle, the value per share will be adjusted by a factor that is based on the Company’s operating income, as defined in the 2003 ISP, for such year. At the completion of the grant cycle, subject to the participant’s continuous employment with the Company, the shares will be paid out in cash based upon the final value per share adjusted up or down by a discretionary factor.

(2)	In no event will the final value per share be less than the initial value per share of $100.
(3)	Target amount is based upon a 3% annual factor.
(4)	Maximum amount is based on a 36% annual factor.
(5)	Named Executive Officer is no longer an employee of the Company. Named Executive Officer has been granted retirement status and will continue to participate in the 2003 ISP through the end of his applicable term.

Management Contracts and Change in Control Agreements

The Company has entered into an employment agreement with Mr. Joyce. The agreement was effective as of May 30, 2002 and continues through May 31, 2005, unless earlier terminated. In addition, either party may terminate the employment agreement with or without cause. Mr. Joyce’s employment agreement provided for the immediate grant of a fully vested, immediately exercisable option to purchase 1,750,000 shares of Class A Common Stock, as well as 250,000 shares of restricted stock, which shares shall vest in three equal installments on January 1 of 2003, 2004, and 2005, subject to Mr. Joyce meeting certain pre-determined performance criteria set by the Company. In 2002, Mr. Joyce received compensation under the EIP valued at $3,916,000 consisting of the following: (i) cash equal to $2,491,000 of which $2,053,500 was paid on December 31, 2002, after Mr. Joyce satisfied the performance criteria previously set by the Company, and of which $437,500 was paid out as his pro-rated base salary for the year; (ii) a stock option granted on his commencement date having a value at the time of grant equal to $855,000, using the valuation method used by the Company under the EIP; and (iii) shares of restricted stock having a value of $570,000 based on 75% of the average of the high and low sales prices of a share of Class A Common Stock on the trading day immediately preceding his commencement date. Such restricted shares vest in three equal installments on December 31 of 2003, 2004 and 2005, subject to satisfaction of certain pre-determined performance criteria set by the Company. For 2003, Mr. Joyce will be entitled to compensation under the EIP valued at no less than $4,000,000, consisting of the following: (i) cash equal to $2,575,000, of which $1,825,000 will be payable on or about December 31, 2003, subject to satisfaction of certain pre-determined performance criteria set by the Company, and of which $750,000 will be paid out as his base salary for the year; (ii) a stock option, to be granted on December 31, 2003, having a value at the time of grant equal to $855,000, using the valuation method used by the Company under the EIP, which option shall vest and become exercisable in three equal installments on December 31 of 2004, 2005 and 2006, respectively; and (iii) shares of restricted stock, to be awarded on December 31, 2003, having a value of $570,000 based on 75% of the average of the high and low sales prices of a share of Company stock on the last day of trading in 2003, such restricted shares vesting in three equal installments on December 31 of 2004, 2005 and 2006, respectively, subject to satisfaction of certain pre-determined performance criteria set by the Company. Mr. Joyce will also have the opportunity to earn total compensation in excess of $4,000,000 depending upon achievement of performance goals for 2003 to be established by the Compensation Committee pursuant to the EIP. For years after 2003, Mr. Joyce’s compensation will be determined by the Compensation Committee pursuant to the EIP.

If Mr. Joyce’s employment is terminated by the Company other than for cause or other than by reason of his disability, or if Mr. Joyce resigns for good reason (as defined in his employment agreement), Mr. Joyce will be entitled to (i) full vesting of stock options and restricted stock awards previously granted to him; (ii) if such termination occurs during 2002 or 2003, a cash payment equal to the minimum cash amounts he would have received had he remained employed through 2003, without regard to whether the pre-determined performance conditions were met, as well as a grant, to be made on his date of termination, of stock options and restricted stock having a value equal to $855,000 and $570,000, respectively, which grants shall be immediately vested; and (iii) if such termination occurs after 2003 and prior to the termination of the agreement, a cash payment equal to $500,000. In the event Mr. Joyce’s employment is terminated by reason of his death, by the Company on account of his disability, by Mr. Joyce without good reason or by the Company for cause, Mr. Joyce will not be entitled to such payments, vesting and/or grants.

During 2002, Mr. Sanfilippo had an employment agreement which provided for a base salary of $750,000 (pro-rated from February 1, 2002) and a $2.5 million bonus. Of the aforementioned bonus, $1,050,000 was issued in the form of equity awards, which, pursuant to the EIP, were awarded 60% in stock options and 40% in restricted stock. Mr. Sanfilippo’s employment agreement expired on December 31, 2002.

During 2002, Mr. Pasternak’s employment agreement provided for a base salary of $750,000 (which was pro-rated to his last day of employment, January 31, 2002) and compensation arising from trading activities. In 2002, Mr. Pasternak was paid $4,231,877 as trading compensation which related to trading performance in 2000, but for which payment to Mr. Pasternak was mandatorily deferred by the Company until such time as Mr. Pasternak retired or ceased trading. In addition, Mr. Pasternak was paid $115,000 for consulting services provided to the Company from February 1, 2002 through July 8, 2002. Pursuant to his employment agreement, Mr. Pasternak received a $500,000 severance payment after his retirement as an employee of the Company in July 2002.

Equity and Other Incentive Plan Change in Control Provisions.    Under the terms of the Company’s equity plans, the 1998 Long-Term Incentive Plan, the 1998 Non-Employee Director Plan and the 2003 Equity Incentive Plan (if the stockholders approve Proposal 2 herein), and the 2003 ISP, awards are generally subject to special provisions upon the occurrence of a defined “change in control” transaction. Under these plans, upon a change in control, (i) any award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested; and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under these plans shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be fully achieved.

Other Employment Agreements.    The Company has entered into an employment agreement with Mr. Bluher that expires on December 31, 2003. Mr. Bluher’s employment agreement for 2003 provides for a base salary of $275,000 and a $725,000 bonus. Of the aforementioned bonus, a certain portion may be issued in the form of equity awards. No other Named Executive Officer has an employment agreement.

COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee was formed in April 1998. The Compensation Committee establishes and administers the Company’s executive compensation programs. The Compensation Committee currently consists of Messrs. Doherty, Lazarowitz and Riney, none of whom, except for Mr. Lazarowitz, has ever been an employee of the Company. In 2002, the Company formed a formal 162(m) Committee which provides assistance to the Board of Directors and the Compensation Committee by setting performance-based compensation criteria for the Company’s Chief Executive Officer and other key executives, certifying the results of such performance at the end of the annual performance period and awarding the resulting performance-based compensation to such key executives. The 162(m) Committee also makes grants of equity-based compensation to the Company’s Chief Executive Officer and other key executives. The 162(m) Committee consists of Messrs. Doherty, McMaken and Griffith, none of whom has ever been an employee of the Company. Each member of the 162(m) Committee qualifies as a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) and as an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”). Prior to the formation of the 162(m) Committee, these duties were the responsibility of the 162(m) subcommittee of the Compensation Committee. This 162(m) subcommittee consisted of Messrs. Doherty and Riney. Each member of the 162(m) subcommittee qualified as a “non-employee director” under Rule 16b-3 of the Exchange Act.

Set forth below is a description of the policies and practices that the Compensation Committee implemented in 2002 and will implement with respect to future compensation determinations.

Compensation Philosophy.    The Company’s compensation program is designed to align executive and employee compensation with stockholder interests, to attract, reward and retain highly qualified executives and employees, and to encourage the achievement of business objectives and superior corporate performance. The program ensures the Board of Directors and stockholders that: (1) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive and employee compensation policy and implementing it through an effective total compensation program; and (2) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and other regulatory requirements and are of the highest quality.

The Company’s executive officer compensation program currently consists of three key elements: salary, EIP annual awards through the 1998 Long-Term Incentive Plan (the “1998 Plan”) and the 2003 ISP and a long-term compensation component composed of equity-based awards pursuant to the 1998 Plan. Compensation paid under the EIP consists of a combination of current cash, deferred cash, stock options and restricted stock. At the Annual Meeting, the Company will present for stockholder consideration the 2003 Equity Incentive Plan (the “2003 Plan”). The purpose of the 2003 Plan is to continue the alignment of the interests of all participants, both at and below the executive officer level, with the interests of stockholders, through the grant of equity incentives under either the EIP plan or through separate long-term equity awards under the 2003 Plan. The 2003 Plan is intended to supplement the 1998 Plan and replace it upon all authorized shares being issued under the 1998 Plan.

Compensation.    The target compensation of executive officers is determined by first establishing the competitive range of compensation in peer companies of like size and complexity. The amount of each officer’s target compensation is then established within that range based upon an evaluation of the officer’s relative responsibility and the individual’s overall level of experience with the Company and within the industry. Annual target compensation adjustments are determined by giving consideration to several factors: the Company’s performance for the fiscal year; the individuals contribution to that performance; comparison with pay levels of comparable positions in the marketplace; internal comparisons; and, where applicable, the terms of existing employment contracts.

Salaries.    Salaries of executive officers are fixed at the beginning of each fiscal year and normally are not changed during the year except for changes in responsibility. In general, salaries are intended to make up a small portion of executive compensation.

Executive Incentive Plan.    Approved by the Board of Directors during 2001, the EIP was designed to: (1) advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company; and (2) further align the Company’s key employees with the stockholders since payment of bonus awards under the EIP are based on Company or subsidiary performance criteria. The EIP provides for additional annual compensation based on the achievement of performance goals. Target compensation may be decreased or (except for the Company’s Chief Executive Officer or other key executives) increased depending on how well these goals are achieved. Allocation of annual incentive compensation among current cash, deferred cash, stock options and restricted stock is based on a formula that provides a higher percentage of current cash to individuals who receive smaller awards and a higher percentage of deferred cash and equity awards to individuals with larger awards. Stock options and restricted stock are awarded in accordance with the 1998 Plan and, if approved, will also be awarded in the future under the 2003 Plan.

Deferred cash compensation vests over two years; earnings on this compensation depend on the Company’s operating income during those years. Deferred cash compensation is awarded in accordance with the 2003 ISP Plan that was approved by the Board of Directors in early 2003. Each participant in the 2003 ISP is granted an award of incentive cash shares with an initial value per share of one hundred dollars ($100). At the conclusion of each fiscal year during the two-year grant cycle, the value per share will be adjusted by a factor that is based on the Company’s operating income, as defined, for such year. At the completion of the grant cycle, subject to the participant’s continuous employment with the Company, the shares will be paid out in cash based upon the final value per share adjusted up or down by a discretionary factor. In no event will the final value per share be less than the initial value per share of $100.

Section 162(m) of the Code limits the deductibility of certain compensation paid to the chief executive officer and the four most highly compensated executive officers (the “covered employees”) in excess of the statutory maximum of $1 million per covered employee. Compensation which is performance-based is not subject to this statutory maximum on deductibility. The Compensation Committee’s general policy is, where feasible, to structure the compensation paid to the covered employees so as to allow it to qualify as performance-based compensation; however, the Compensation Committee retains the flexibility, where necessary to promote incentive and retention goals, to pay compensation which may not qualify as performance-based compensation.

Long-term Incentives.    The Company also issues long-term equity awards whose value is directly related to the value of the Class A Common Stock. These equity-based awards are granted by the Compensation Committee pursuant to the 1998 Plan and will also be awarded in the future under the 2003 Plan, if approved. Individuals to whom equity-based awards are granted and the amount of Knight Class A Common Stock related to such equity-based awards are determined at the discretion of the Compensation Committee. Because individual equity-based award levels will be based on a subjective evaluation of each individual’s overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

Compensation of Chief Executive Officers.    In 2002, Mr. Joyce received compensation under the EIP valued at $3,916,000 consisting of the following: (i) cash equal to $2,491,000 of which $2,053,500 was paid on December 31, 2002, after Mr. Joyce satisfied the performance criteria previously set by the Company, and of which $437,500 was paid out as his pro-rated base salary for the year; (ii) a stock option granted on his commencement date having a value at the time of grant equal to $855,000, using the valuation method used by the Company under the EIP; and (iii) shares of restricted stock having a value of $570,000 based on 75% of the average of the high and low sales prices of a share of Class A Common Stock on the trading day immediately preceding his commencement date, such restricted shares vesting in three equal installments on December 31 of 2003, 2004 and 2005, respectively, subject to satisfaction of certain pre-determined performance criteria set by the Company. Mr. Joyce did not receive compensation in 2002 that was within the discretion of the Board of Directors or the Compensation Committee.

In 2002, Mr. Sanfilippo was the Interim Chief Executive Officer from February 1, 2002 through May 29, 2002. Mr. Sanfilippo’s 2002 compensation consisted of a base salary of $750,000 (pro-rated from February 1, 2002) and a $2.5 million bonus. Of the aforementioned bonus, $1,050,000 was issued in the form of equity awards, which, pursuant to the EIP, were awarded 60% in stock options and 40% in restricted stock.

In 2002, Mr. Pasternak was the Chief Executive Officer through January 31, 2002. Mr. Pasternak’s compensation consisted of a base salary of $750,000 (which was pro-rated to January 31, 2002) and $4,231,877 as trading compensation related to trading performance in 2000, but which payment to Mr. Pasternak was mandatorily deferred by the Company until such time as Mr. Pasternak retired or ceased trading. In addition, Mr. Pasternak was paid $115,000 for consulting services provided to the Company from February 1, 2002 through July 8, 2002. Pursuant to his employment agreement, Mr. Pasternak also received a $500,000 severance payment after his retirement as an employee of the Company in July 2002.

Employment Contracts.    Mr. Joyce and Mr. Bluher are the only Named Executive Officers currently under employment contracts. See “Management Contracts and Change in Control Agreements.”

Compensation Committee

Charles V. Doherty, Chairman

Robert M. Lazarowitz

Rodger O. Riney

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. Mr. Lazarowitz, a member of the Compensation Committee, was an officer of the Company from inception through November 2000. Mr. Riney, a member of the Compensation Committee, is the president of Scottrade, Inc. (“Scottrade”) which was the source of 4.1% of our equity shares traded in 2002. During the same period, payment for order flow by us to Scottrade equaled approximately $4.6 million.

COMPARATIVE STOCK PERFORMANCE GRAPH

The graph below compares the total cumulative return of the Knight Class A Common Stock from July 8, 1998 (the date trading of the Knight Class A Common Stock commenced) through December 31, 2002, to the Standard & Poor’s 500 Index, the SNL All Broker/Dealer Index and two industry peer groups. The graph assumes that dividends were reinvested and is based on an investment of $100 on July 8, 1998.

	Period Ending
Index	07/08/98	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Knight Trading Group, Inc.	100.00	150.79	579.53	175.59	138.83	60.35
S&P 500	100.00	106.11	128.44	116.74	102.88	80.03
SNL All Broker/Dealer Index	100.00	83.73	141.55	166.62	130.02	96.72
2002 Custom Peer Group*	100.00	64.05	80.54	133.62	104.58	76.38
2001 Custom Peer Group**	100.00	101.36	142.91	175.28	123.71	89.60

*	The 2002 Custom Peer Group consists of Instinet Group, Inc., Investment Technology Group, Inc., Jefferies Group, Inc., LaBranche & Co., Inc., and Merrill Lynch & Co., Inc.
**	The 2001 Custom Peer Group consists of Ameritrade Holding Corporation, Charles Schwab Corporation, E*TRADE Group, Inc., LaBranche & Co., Inc., and Merrill Lynch & Co., Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s executive officers, directors and ten percent stockholders are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership on Forms 3, 4  and 5 with the SEC and the The Nasdaq Stock Market. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2002, all filing requirements applicable to its officers, directors and ten percent stockholders were complied within a timely manner.

Purchases and sales of our equity securities by such persons are published on our corporate web site at  http://www.knighttradinggroup.com/investors. The information on our corporate web site is not incorporated by reference into this Proxy Statement.

EQUITY COMPENSATION PLAN INFORMATION

In accordance with SEC rules, the following table sets forth certain information as of December 31, 2002, regarding the Company’s equity compensation plans for stock-based awards.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )	( b )	( c )
Equity compensation plans approved by security holders(2)	23,446,681	$9.67	1,030,737
Equity compensation plans not approved by security holders	0	$0.00	0

Total	23,446,681	$9.67	1,030,737

(1)	In addition to securities to be issued upon the exercise of outstanding options, warrants and rights, there are 435,469 restricted shares of Class A Common Stock outstanding under stockholder approved plans and 1,128,256 restricted shares of Class A Common Stock outstanding under plans not approved by stockholders. Where feasible, based on market conditions and other factors, shares of common stock are repurchased in the market to offset the future delivery requirements associated with options and restricted shares.
(2)	Securities remaining available for future issuance under equity compensation plans approved by security holders include 924,170 shares under the 1998 Plan and 106,567 shares under the 1998 Non-Employee Director Stock Option Plan. These compensation plans are discussed further in Note 15 to the Company’s 2002 Consolidated Financial Statements included in our Annual Report.

PROPOSAL 2—TO ACT UPON A PROPOSAL TO APPROVE THE KNIGHT TRADING

GROUP, INC. 2003 EQUITY INCENTIVE PLAN

Background; Purpose

On March 31, 2003, the Board of Directors adopted the Knight Trading Group, Inc. 2003 Equity Incentive Plan (the “2003 Plan”), subject to approval by the Company’s stockholders. The purpose of the 2003 Plan is to promote the success of the Company by providing a method whereby employees, directors and independent contractors providing services to the Company and its affiliates may be encouraged to increase their proprietary interest in the Company’s business.

By offering incentive compensation opportunities that are competitive with those of similar enterprises and based on the performance of the Company’s Class A Common Stock, the 2003 Plan will motivate participants to continue to provide services and achieve long-range goals, further align their interests with those of the Company’s other stockholders, and promote the long-term financial interest of the Company and its affiliates, including enhancement of long-term stockholder value. The 2003 Plan is also intended to aid in attracting persons of exceptional ability and leadership qualities to become officers, directors, employees and independent contractors of the Company and its affiliates.

The Company’s 1998 Long-Term Incentive Plan and 1998 Non-Employee Director Plan (collectively, the “Plans”) are the existing equity-based incentive plans available to employees, directors and independent contractors of the Company. The Board adopted the 2003 Plan because the number of shares that remain available for grant subject to awards under the Plans are insufficient to satisfy the Company’s anticipated incentive compensation needs for current and future employees, directors and independent contractors as it shifts its focus from cash-based bonus awards to equity-based bonus awards under the EIP and as it offers direct equity awards outside of the EIP. In addition, the 2003 Plan would offer additional features which are not offered under the Plans. If the 2003 Plan is adopted, the Plans would continue until all available shares authorized for issuance thereunder have been exhausted. As of March 31, 2003, there were 1,989,659 shares available for grant under the 1998 Long-Term Incentive Plan. There are also 106,567 shares available for grant under the 1998 Non-Employee Director Plan, although these shares may only be granted to directors of the Company.

The Board believes that the adoption of the 2003 Plan would, among other things, enhance the long-term stockholder value of the Company by offering opportunities to the Company’s employees, directors, officers, and independent contractors to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The Board believes that existing option grants and stock awards have contributed substantially to achievement of the Company’s success and that the granting of stock options and stock awards for these purposes is comparable with the practices of other financial services companies. In addition, the failure to adopt the 2003 Plan would unnecessarily restrict the Company’s ability to pursue opportunities for future acquisitions, mergers, and other corporate transactions. The Board believes that the 2003 Plan is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without the added delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares under the Plans may arise. If the 2003 Plan is approved, the Company will have additional authorized shares of Class A Common Stock available for future grants, including grants under the EIP, for new hires and to retain existing employees. Approval of the 2003 Plan will enable the Company to effectuate the intent of the EIP, which is to provide for more equity-based ownership by its senior officers in order to further align their interests with those of the stockholders.

The 2003 Plan is also being submitted to the Company’s stockholders in order to ensure its compliance with Section 162(m) of the Code. Section 162(m) denies a tax deduction for certain compensation in excess of $1 million per year paid by a company to its Chief Executive Officer and to the four most highly compensated executive officers (other than the Chief Executive Officer) for whom compensation disclosure is required under the proxy rules (“Covered Employees”). Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among these requirements is that the material terms (including the performance goals) pursuant to which the compensation is to be paid (including the business criteria on which the performance goal is based and the maximum amount that can be paid to any individual if the performance goal is attained) are disclosed and approved by stockholders prior to payment. Accordingly, if the 2003 Plan is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the 2003 Plan will not be subject to the deduction limit of Section 162(m).

Summary of 2003 Plan

Shares Available; Limitations

The Board of Directors adopted the 2003 Plan on March 31, 2003, subject to approval by the Company’s stockholders. If this Proposal 2 is adopted, a maximum of 10,000,000 shares of Class A Common Stock will be reserved for issuance under the 2003 Plan (subject to equitable adjustment in the event of a change in the Company’s capitalization). The number of shares of Class A Common Stock that may be the subject of awards to any one grantee in any calendar year under the 2003 Plan is limited to 1,000,000.

Administration

The 2003 Plan is administered by a committee established by the Board of Directors (the “Board”), the composition of which will at all times satisfy the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as in effect from time to time, including any successor thereof. The committee has full authority, subject to the provisions of the 2003 Plan, to determine, among other things, the persons to whom awards under the 2003 Plan will be made, the time or times at which such awards will be granted, the types of awards to be granted and the number of shares of Class A Common Stock subject to such awards, and the specific terms, conditions, performance criteria, restrictions and other provisions applicable to awards, including, but not limited to, the duration, vesting and exercise periods, the circumstances for forfeiture and the form and timing of payment.

Eligibility

Awards under the 2003 Plan may be made to employees, non-employee directors and independent contractors of the Company and its present or future subsidiaries and affiliates, in each case, who are selected by the committee in its sole discretion.

Options

Stock options may be either “incentive stock options,” as that term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of an option will not be less than the fair market value per share (as defined in the 2003 Plan) of Class A Common Stock on the day preceding the date of grant. Options become exercisable at the time or times, and upon such terms, as the committee may determine, and may be exercised following termination of employment if and to the extent determined by the committee in the document evidencing the option. The exercise price of options may be paid in cash, by check or promissory note, by tendering (by actual delivery or attestation) shares of Class A Common Stock, or by way of a “broker’s cashless exercise” procedure.

The committee may, in its sole discretion, permit a limited group of employees, executive officers and highly compensated employees to purchase nonqualified stock options through elective salary reductions equal to at least $10,000 but not more than $50,000 per year. The exercise price for such options will be between 33 1/3% and 66 2/3% of the fair market value of Class A Common Stock on the grant date. These options have a ten-year term and become vested in twelve equal monthly installments upon the optionee’s completion of each calendar month of service in the year of purchase.

The committee may not effect, without the consent of affected option holders and the approval of stockholders, the cancellation of any or all outstanding options under the 2003 Plan and the granting of new options covering the same or a different number of shares of Class A Common Stock but with an exercise price per share based on the fair market value of such shares on the new option grant date.

Restricted Stock; Restricted Stock Units

The 2003 Plan permits the Company to grant restricted stock and restricted stock units to participants. Restricted stock is Class A Common Stock transferred to the grantee, generally without payment to the Company, which shares are subject to certain restrictions and to a risk of forfeiture. A restricted stock unit is a right to receive shares of Class A Common Stock or cash at the end of a specified period, subject to a risk of forfeiture. Restricted stock and restricted stock units will generally be subject to vesting and nontransferability restrictions that will lapse upon the achievement of one or more goals relating to the completion of service by the participant or the achievement of performance or other objectives, as determined by the committee at the time of grant. Performance factors may include: before or after-tax net income; book value per share; stock price; return on stockholders’ equity; relative performance versus peers; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; profit margins; budget comparisons; total return to stockholders; revenue; or any increase or decrease of one or more of the foregoing over a specified period. The performance factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof and may include other objective measures determined by the Committee to contribute significantly to shareholder value creation.

The maximum number of shares of Class A Common Stock that may be the subject of restricted stock or restricted stock unit awards is 3,000,000, and in no event may the value of any grant of restricted stock or restricted stock units to an individual participant for any fiscal year (valued as of the date of grant) exceed $10 million. The committee may structure the terms of a performance factor so as to permit the reduction or elimination of any award of restricted stock or restricted stock units, but in no event may the committee increase the amount or vesting of such awards.

Termination of Service

Except as otherwise provided by the committee, in the event of a participant’s termination of service due to death, disability or retirement (each, as defined in the 2003 Plan), each outstanding award granted or share of Class A Common Stock purchased by such participant will immediately become vested. Each option may thereafter be exercised for a period of thirty-six (36) months following the date of death or termination of service due to disability or retirement, as applicable, or, if earlier, until the option expires. Except as otherwise provided by the committee, in the event of a participant’s termination of service for cause (as defined in the 2003 plan) or if the participant voluntarily terminates his or her service with the Company or any of its affiliates, then any options held by such participant, whether or not then vested, will immediately terminate and all rights to Class A Common stock or restricted stock units as to which there remain unlapsed restrictions as of the date of such termination of service will be forfeited. Except as otherwise provided by the committee, if a participant’s service with the Company or any of its affiliates is terminated for reasons other than death, disability, retirement, termination for cause or voluntary termination by the participant, all options held by the participant that were not vested immediately prior to such termination will become null and void at the time of the termination. Any options that were exercisable immediately prior to the termination will continue to be exercisable for a period of three months and then terminate. In no event, however, will an option remain exercisable beyond its expiration date. In addition, all rights to shares of Class A Common Stock or restricted stock units as to which there remain unlapsed restrictions as of the date of such termination of service will be forfeited.

In addition, in the case of an optionee who has terminated employment and engaged in harmful conduct (as defined in the 2003 Plan), the committee may require such optionee to pay to the Company an amount equal to the option profit he or she realized during the fifteen (15) month period commencing twelve (12) months prior to such optionee’s last day of employment and ending three months thereafter.

Change-In-Control

In the event of a Change-In-Control (as defined in the 2003 Plan), each outstanding award or share purchased pursuant to any award will, if not fully vested, become fully vested and, in the case of options, fully exercisable with respect to the total number of shares of Class A Common Stock at the time subject to such Option and may be exercised for any or all of those shares.

Equitable Adjustment

The committee may adjust the number of shares of Class A Common Stock reserved for issuance subject to awards under the Plan, the number of shares of Class A Common Stock subject to outstanding options and restricted stock and restricted stock unit awards or the exercise price, and may make any other adjustments it determines to be equitable.

The committee may also provide for a cash payment to any participant in connection with any such equitable adjustment.

Termination; Amendment

The 2003 Plan may, at any time and from time to time, be suspended, discontinued, modified, amended or terminated by the Board or the committee, in whole or in part, provided that no modification or amendment that requires stockholder approval will be effective prior to the time such amendment has received the requisite approval of stockholders. In addition, no termination, modification or amendment may be made that adversely affects any of the rights of a grantee under any award theretofore granted, without such grantee’s consent.

Certain U.S. Federal Income Tax Consequences

The following discussion is a brief summary of the principal United States federal income tax consequences of the 2003 Plan under the provisions of the Code as currently in effect. These rules are subject to change. This summary is not intended to be exhaustive and does not describe, among other things, state, local or foreign income and other tax consequences. The specific tax consequences to a participant will depend upon a participant’s individual circumstances. Therefore, it is suggested that a participant consult his or her tax and/or financial advisor for tax advice before exercise of an option and before disposing of any shares of Class A Common Stock acquired upon the exercise thereof or pursuant to any other award under the 2003 Plan.

Nonqualified Stock Options.    In the case of a nonqualified stock option, a participant generally will not be taxed upon the grant of the option. Rather, at the time of exercise of that nonqualified stock option, the participant will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option exercise price, which is referred to as the spread. The Company will generally be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Incentive Stock Options.    A participant will not be in receipt of taxable income upon the grant of an incentive stock option (“ISO”). In order for an option to qualify as an ISO, among other things, the participant must be an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). In addition, the exercise of an ISO will remain qualified if made by the legal representative of a participant who dies (i) while in the employ of the Company or a subsidiary or (ii) within three months after termination of the participant’s employment.

If Class A Common Stock acquired pursuant to the exercise of an ISO is later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss (if the Class A Common Stock is a capital asset of the participant) equal to the difference between the amount realized upon such sale and the option exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the participant.

If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the participant prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him or her upon exercise (a “disqualifying disposition”), any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option exercise price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the participant, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date of exercise. In such case, the Company generally will be entitled to claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income. Any capital gain recognized by the optionee will be long-term or short-term capital gain, depending on the length of time such shares were held by the participant.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option exercise price will be an item of adjustment for purposes of the “alternative minimum tax” imposed by Section 55 of the Code.

Exercise with Shares.    A participant who pays the option price upon exercise of an option, in whole or in part, by delivering already-owned shares of stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances. Rather, recognition of that gain or loss will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

Restricted Stock.    A participant generally will not be subject to tax upon the grant of restricted stock, but rather will recognize ordinary income in an amount equal to the fair market value of the Class A Common Stock at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). A holder may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income. A participant’s tax basis in the shares will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income).

Restricted Stock Units.    In the case of restricted stock units, a holder generally will not be taxed upon the grant of such units or upon the lapse of restrictions on such units but, rather, will recognize ordinary income in an amount equal to the value of the shares and cash received at the time of such receipt. The Company will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

Employment Tax.    In general, the amount that a participant recognizes as ordinary income under an award also is treated as “wages” for purposes of the Federal Insurance Contributions Act (“FICA”). The participant and the Company must pay equal amounts of federal employment tax under FICA with respect to the participant’s wages.

The Board of Directors of the Company has unanimously approved and recommends that the stockholders approve the 2003 Plan at the Annual Meeting. The full text of the 2003 Plan is set forth in Exhibit A to this Proxy Statement, and the description of the 2003 Plan set forth herein is qualified in its entirety by reference to the text of such plan.

Should stockholders not approve this Proposal 2, the 2003 Plan will not be established, and when the number of shares currently remaining authorized for issuance under the Plans is exhausted, the Company will not be able to grant additional awards under the Plans absent further stockholder action. This would also have the effect of defeating the intent of the EIP and would increase the portion of compensation that is paid in cash to participants.

Under applicable law, the adoption of the 2003 Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. In tabulating the votes, broker non-votes on the adoption of the 2003 Plan will be disregarded and have no effect on the outcome of the vote. However, any other abstentions by shares present in person or represented by proxy at the Annual Meeting are effectively equivalent to votes against this proposal.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE 2003 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

FINANCE AND AUDIT COMMITTEE REPORT

The Finance and Audit Committee of the Board of Directors (the “Committee”) is established to assist the Company’s Board of Directors oversight of: (1) the integrity of the financial statements and its risk and control environment; (2) the relationship with the registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics. The Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material capital formation plans, including planned issuances of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures by the Company. The Committee operates under a written charter that was approved by the Board on March 31, 2003. A copy of the approved Charter is attached to this Proxy Statement as Exhibit B. The Committee is composed of three independent directors, who are not officers or employees of the Company. The Board of Directors has determined in its business judgment that each Committee member is in compliance with the independence, experience and financial literacy requirements set forth by The Nasdaq Stock Market, Inc., The Sarbanes-Oxley Act of 2002 and rules promulgated by the SEC pursuant to The Sarbanes-Oxley Act of 2002.

Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The Committee is responsible for monitoring and reviewing these processes. The Committee relies, without independent verification, on the information provided to it and on the representations made by management and the independent auditors.

During 2002, the Committee operated under a Charter adopted on October 16, 2001, which was attached as Exhibit A to the Proxy Statement sent to stockholders in connection with the 2002 Annual Meeting. Under that Charter, the Committee provided oversight responsibilities with respect to monitoring the quality and integrity of the financial statements, the risk and control environment of the Company and the independence and performance of the Company’s independent auditor.

In performing its duties, the Committee held fourteen (14) meetings during the year 2002. These meetings were designed, among other things, to encourage free and open communications among the Committee, management and independent auditor. The independent auditor has free access to the Committee to discuss any matters it deems appropriate. The Committee has discussed with the independent auditor, with and without management present, the overall scope and plan for its annual audit, the results of its examination and the overall quality of the Company’s financial reporting and its evaluation of the Company’s internal controls. Additionally, the Committee discussed matters related to the conduct of the audit and other matters required to be discussed by Statements on Auditing Standards No. 61, as amended (Communications with Audit Committees). The Committee also reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2002 with management and the independent auditor.

The Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding auditor independence, and held discussions and reviewed with the independent auditor all relationships it has with the Company to determine and satisfy itself regarding the independent auditor’s independence. When considering the independence of the Company’s independent auditor, the Committee considered whether the auditor’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining its independence. The Committee reviewed, among other matters, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services. The Committee also evaluated the quality and performance of the independent auditor. Based on its review of these matters, the Committee recommended the selection of the Company’s independent auditor, and based on our recommendation, the Board selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ended December 31, 2003, subject to stockholder ratification.

In addition, based on the Committee’s discussions with management and the independent auditor, review of the representations of management and the report of the independent auditor to the Committee, and subject to the limitations on the role of the Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K.

Finance and Audit Committee

Gary R. Griffith, Chairman

Charles V. Doherty

Bruce R. McMaken

Fees Paid To Our Independent Auditor

In addition to retaining PricewaterhouseCoopers LLP (“PWC”) to audit the consolidated financial statements for 2002, the Company retained PWC, as well as other accounting and consulting firms, to provide various consulting services in 2002, and expects to continue to do so in the future. The Company understands the need for PWC to maintain its objectivity and independence in its audit of the Company’s financial statements and, therefore, the Company does not use PWC for internal audit work and financial information system design and implementation. The Company uses PWC for non-audit work when it concludes that PWC is the most appropriate provider of that service and such work is compatible with maintaining its independence.

The following fees were paid to PWC, the Company’s independent auditor, for services rendered in 2002:

Audit	$643,447
Financial Information System Design and Implementation—None
All Other:
Audit-Related	96,448
Tax Fees	364,478

Total All Other	460,926

Total Fees Paid to PricewaterhouseCoopers LLP	$1,104,373

Audit fees represent the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for 2002, reviews of Company financial statements included in SEC Forms 10-Q during the year, and the audit of our Japanese subsidiary as required by the Japanese Commercial Code.

Audit-Related fees primarily represent fees paid during 2002 for audits of benefit plans and financial accounting consultations.

Tax Fees represent fees paid in 2002 for assistance with domestic and international income tax compliance, expatriate employee tax compliance, tax examinations, and tax advice.

All material non-audit services were reviewed with, and pre-approved by, the Finance and Audit Committee, which has considered whether the provision of non-audit services rendered by our independent auditor with respect to the foregoing fees is compatible with maintaining their independence. The Finance and Audit Committee concluded that such independence has been maintained.

PROPOSAL 3—RATIFICATION OF SELECTION OF AUDITOR

The Finance and Audit Committee and the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent auditor for the fiscal year ending December 31, 2003. Although stockholder action on this matter is not required, this appointment is being recommended to the stockholders for ratification. Pursuant to applicable Delaware law, the ratification of the selection of PWC requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and have no effect on the outcome of the vote.

PWC representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

The following table sets forth, as of March 31, 2003, certain information regarding the beneficial ownership of Class A Common Stock by: (i) each of the Company’s Named Executive Officers; (ii) each Director of the Company; (iii) each nominee for election as a Director of the Company; (iv) each person who is known to the Company to own beneficially more than 5% of the Class A Common Stock; and (v) all Named Executive Officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. As of March 31, 2003 there were 531 holders of record of Class A Common Stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)(3)	Percentage Of Shares Beneficially Owned(2)
Thomas M. Joyce(4)	1,868,333	*
Anthony M. Sanfilippo(5)	1,209,730	*
John H. Bluher	—	—
Robert I. Turner(6)	521,844	*
Derek N. Stein(7)	76,150	*
Charles V. Doherty(8)	54,478	*
Robert Greifeld(9)	188,000	*
Gary R. Griffith(10)	50,000	*
Robert M. Lazarowitz(11)	5,553,388	4.95
Bruce R. McMaken(12)	31,000	*
Rodger O. Riney(13)	1,660,212	1.46
Kenneth D. Pasternak(14)	9,338,360	6.50
Merrill Lynch & Co., Inc. (15)	15,196,250	13.56
Mellon Financial Corporation(16)	8,857,375	7.90
All Named Executive Officers and Directors as a group (12 persons)	20,551,495	13.77%

*	Less than 1% of the issued and outstanding shares.
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Class A Common Stock that such person owns or has the right to acquire within 60 days. As a result, we have included in the “Number of Shares Beneficially Owned” column, shares of Class A Common Stock underlying fully-vested stock options.
(2)	For purposes of computing the “Percentage of Shares Beneficially Owned” column any shares which such person or persons does not currently own but has the right to acquire within 60 days (as well as the shares of Class A Common Stock underlying fully-vested stock options) are not deemed to be outstanding for the purpose of computing the percentage ownership of any person.
(3)	Unless otherwise indicated, the address for each beneficial owner is c/o Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310.
(4)	Consists of 118,333 shares held by Mr. Joyce individually and 1,750,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(5)	Consists of 623,916 shares held by Mr. Sanfilippo individually, 10,000 shares held in a family trust over which Mr. Sanfilippo has sole voting and dispositive power and 575,814 shares issuable upon the exercise of options that are exercisable within 60 days.
(6)	Consists of 3,554 shares held by Mr. Turner individually and 518,290 shares issuable upon the exercise of options that are exercisable within 60 days.
(7)	Consists of 7,572 shares held by Mr. Stein individually and 68,578 shares issuable upon the exercise of options that are exercisable within 60 days.

(8)	Consists of 7,000 shares held by Mr. Doherty individually, 5,000 shares held in a trust over which Mr. Doherty has no voting and dispositive power and 42,478 shares issuable upon the exercise of options that are exercisable within 60 days.
(9)	Consists of 170,000 shares held by Mr. Greifeld individually and 18,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(10)	Consists of 14,000 shares held by Mr. Griffith individually and 36,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(11)	Consists of 24,382 shares held by Mr. Lazarowitz individually, 5,519,006 shares held by Lazarowitz Family Associates, L.P., a Delaware limited partnership, in which Mr. Lazarowitz is the general partner and the limited partners are his wife and a trust for the benefit of certain members of his immediate family, and 10,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(12)	Consists of 3,000 shares held by Mr. McMaken individually and 32,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(13)	Consists of 1,641,212 shares held by four trusts and a family limited partnership for the benefit of Mr. Riney and his immediate family over which Mr. Riney has sole voting and dispositive power, and 36,000 shares issuable upon the exercise of options that are exercisable within 60 days.
(14)	Consists of 7,279,002 shares held by Mr. Pasternak individually and 2,059,358 shares issuable upon the exercise of options that are exercisable within 60 days.
(15)	According to a Schedule 13G filed on January 9, 2003, the shares are held by direct and indirect subsidiaries and affiliates of Merrill Lynch & Co., Inc. The address of Merrill Lynch & Co., Inc. is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381.
(16)	According to a Schedule 13G filed on January 15, 2003, the shares are held by direct and indirect subsidiaries of Mellon Financial Corporation. The address of Mellon Financial Corporation is One Mellon Center, Pittsburgh, Pennsylvania 15258.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sanders Morris Harris.    At March 31, 2003, Sanders Morris Harris Inc. did not own any shares of our Class A Common Stock. Mr. Bruce R. McMaken, a managing director of Sanders Morris Harris, is a director of Knight and owns 3,000 shares of our Class A Common Stock. For the year ended December 31, 2002, Sanders Morris Harris was the source of less than 1% of our equity shares traded. During the same period, payment for order flow by us to Sanders Morris Harris equaled $2,275.

Scottrade.    At March 31, 2003, employees and affiliates of Scottrade owned 1,641,212 shares of our Class A Common Stock. Mr. Rodger O. Riney, the president of Scottrade, is a director of Knight, and has beneficial ownership of 1,641,212 of such shares. For the year ended December 31, 2002, Scottrade was the source of 4.1% of our equity shares traded. During the same period, payment for order flow by us to Scottrade equaled approximately $4.6 million.

SunGard Data Systems.    The Company has entered into technology license and service agreements in the ordinary course of business with SunGard. These contracts are negotiated on an arms-length basis and contain customary terms and conditions. Mr. Robert Greifeld, Executive Vice President of SunGard, is a director of Knight and owns 170,000 shares of our Class A Common Stock. During 2002, license fees and services rendered by SunGard amounted to approximately $3.3 million.

ADDITIONAL INFORMATION

The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, without charge, upon written request to the Secretary, Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310. This Proxy Statement and the Company’s 2002 Annual Report to Stockholders and Annual Report on Form 10-K are also available on the

Company’s website at http://www.knighttradinggroup.com. The 2002 Annual Report to Stockholders, Annual Report on Form 10-K and information on the website, other than the Proxy Statement, are not part of the Company’s soliciting materials, and are not incorporated by reference.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company’s 2004 Annual Meeting must be received by the Company not later than December 12, 2003 for inclusion in the proxy materials for such meeting. Such proposals should be sent by Certified Mail—Return Receipt Requested to the attention of the Secretary of the Company, Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310.

OTHER BUSINESS

Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed Proxy or their substitutes intend to vote the Proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

EXHIBIT A

KNIGHT TRADING GROUP, INC.

2003 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE AND EFFECTIVENESS

1.1    Purpose.    The purpose of the Knight Trading Group, Inc. 2003 Equity Incentive Plan (the “Plan”) is to promote the success of Knight Trading Group, Inc. (the “Company”) by providing a method whereby employees, directors, and independent contractors providing services to the Company and its Affiliates may be encouraged to increase their proprietary interest in the Company. By offering incentive compensation opportunities that are competitive with those of similar enterprises and based on the Company’s common stock, the Plan will motivate Participants to continue to provide services and achieve long-range goals, further identify their interests with those of the Company’s other stockholders, and promote the long-term financial interest of the Company and its Affiliates, including enhancement of long-term stockholder value. The Plan is also intended to aid in attracting persons of exceptional ability and leadership qualities to become officers, employees, directors, and independent contractors of the Company and its Affiliates.

1.2    Effective Date and Stockholder Approval.    The Plan became effective on March 31, 2003, the date on which the Plan was adopted by the Company’s Board of Directors (the “Effective Date”). Such adoption shall be subject to approval at the 2003 annual meeting of the Company’s stockholders, pursuant to the provisions of Section 13.2 of the Plan. Any Awards granted under the Plan prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained.

1.3    Term of Plan.    The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into under the Plan prior to such ten-year anniversary).

1.4    Forms of Awards.    Awards made under the Plan may be in the form of Incentive Options, Nonqualified Options, or Stock Awards, all as the Committee in its sole discretion shall decide. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of such document.

ARTICLE II

DEFINITIONS

Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” means any corporation, partnership, joint venture or other entity during any period in which at least a 25% voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee. An entity shall be deemed an Affiliate of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Option or Stock Award, as described in Section 1.4, as any such Agreement may be supplemented or amended from time to time.

“Award” means any award or benefit granted under the Plan, including, without limitation, Options and Stock Awards.

“Beneficiary” means the person, persons, trust or trusts which have been designated by an Optionee in his most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means either or both of the committees of the Board appointed or designated pursuant to Sections 3.1 and 3.3 to administer the Plan in accordance with its terms.

“Company” means Knight Trading Group, Inc. and any successor entity.

“Consultant” means any person who is engaged by the Company or any Affiliate to render consulting or advisory services, in a capacity other than that of an Employee or Director, and is compensated for such services.

“Date of Grant” means the date on which the Committee determines the terms of an Award to a specified Eligible Individual, including, in the case of an Option, the number of Shares subject to the Option and the applicable Exercise Price.

“Director” means a duly elected member of the Company’s Board of Directors.

“Disability” means a Participant is qualified for long-term disability benefits under the applicable health and welfare plan of the Company, or if no such benefits are then in existence, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which, in the opinion of a physician selected by the Committee, can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than six months.

“Eligible Individual” means an Employee, Consultant, and Director, whether or not a resident alien of the United States, who is described in Section 5.1.

“Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Affiliate of the Company. The term “Employee” will also include an individual who is granted an Award, in connection with his hiring by the Company or any Affiliate, prior to the date the individual first becomes an Employee, but if and only if such Award does not vest prior to the date the individual first becomes an Employee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Act section shall include any successor section.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Executive Officer” means an Employee who is subject to the provisions of Section 16b of the Exchange Act.

“Exercise Price” means the price that must be paid by an Optionee upon exercise of an Option to purchase a share of Stock.

“Fair Market Value” of a Share of Stock means the fair market value of such Stock determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee, the per share Fair Market Value of Stock as of a particular date shall mean the average of the high and low sales price per share of Stock on the principal exchange or market on which the Stock is then listed for the last preceding date on which there was a sale of such Stock on such exchange or market.

“Incentive Option” means an option granted under this Plan that is both intended to and qualifies as an incentive stock option under Section 422 of the Code.

“Independent Auditor” means the certified public accounting firm that has been retained by the Audit Committee of the Board (or its functional equivalent) to opine on the interim or annual financial statements of the Company.

“Named Executive Officer” means an Executive Officer whose compensation is subject to the potential tax deduction disallowance provisions of Section 162(m) of the Code.

“Nonqualified Option” means an option granted under this Plan that either is not intended to be or is not denominated as an Incentive Option, or that does not qualify as an incentive stock option under Section 422 of the Code.

“Option” means a Nonqualified Option or an Incentive Option.

“Optionee” means an Eligible Individual of the Company or a Subsidiary who has received an Option under this Plan, for the period of time during which such Option is held in whole or in part.

“Option Shares” means, with respect to any Option granted under this Plan, the Stock that may be acquired upon the exercise of such Option.

“Participant” means an Eligible Individual who has received an Option or a Stock Award under this Plan.

“Plan” means this Knight Trading Group, Inc. 2003 Equity Incentive Plan, as amended from time to time.

“Retirement” means retirement, as determined by the Committee in its sole discretion. Such term shall be applicable only to Participants who are Employees.

“Secretary” means the secretary of the Company or his designee.

“Shares” or “Stock” mean shares of common stock of the Company.

“Stock Award” means an Award consisting of either Shares of Stock or a right to receive Shares in the future, each pursuant to Article IX of the Plan.

“Subsidiary” of the Company means any present or future subsidiary (as that term is defined in Section 424(f) of the Code) of the Company. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Termination of Service,” Terminate or “Termination” occurs when a Participant ceases to be an Employee of, or ceases to provide services as a Director or Consultant to, the Company and its Affiliates, as the case may be, for any reason (including by reason of an Affiliate ceasing to be an Affiliate by reason of disposition or otherwise).

“Vested, Vest and Vesting” means, with respect to all or a portion of any Stock Award or Option, that legal ownership of such Stock Award or Option is not subject to forfeiture by the Participant pursuant to the provisions of Article X in the event the Participant Terminates Service with the Company or any Affiliate (other than for Cause), and with respect to an Option, that the Option may be exercised.

“Vesting Date” with respect to any Award granted hereunder means the date on which such Award becomes Vested, as designated in or determined in accordance with the Agreement with respect to such Award (subject to the terms of the Plan). If more than one Vesting Date is designated for an Award, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III

ADMINISTRATION

3.1    Committee.    The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board.

3.2    Powers of Committee.    The Committee’s administration of the Plan shall be subject to the following:

3.2.a.    Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and, subject to the restrictions of Article XIII, to cancel or suspend Awards.

3.2.b.    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of those jurisdictions.

3.3    Delegation by Committee.    With respect to the grant of Awards to those Participants who are Named Executive Officers, the powers enumerated in Section 3.2 above shall be delegated to the 162(m) Committee of the Board. With respect to the grant of Awards to Eligible Individuals who are not Executive Officers or Directors, and except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to any person or persons selected by it, who may or may not be Directors (“a Subcommittee”), all or any part of its responsibilities and powers as set forth above. Any such allocation or delegation may be revoked by the Committee at any time.

3.4    Information to be Furnished to Committee.    The Company and its Affiliates shall furnish the Committee with such data and information as the Committee determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to an Employee’s or Participant’s employment (or other provision of services), Termination of Service, leave of absence, reemployment (or return to service) and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish to the Committee such evidence, data, or information as the Committee considers desirable to carry out the terms of the Plan.

3.5    Rules and Interpretations.    The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons.

3.6    Liabilities and Indemnification.    No member of the Committee shall be personally liable for any action, determination or interpretation made by him or the Committee in good faith with respect to the Plan or any Award granted pursuant thereto. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan, unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company.

3.7    Costs of Plan.    All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

3.8    Grant and Use of Awards.    In the discretion of the Committee, Awards may be granted as alternatives to or replacements of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or an Affiliate. Subject to the overall limitation on the number of Shares that may be delivered pursuant to Awards under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or an Affiliate, including the plans and arrangements of the Company or an Affiliate assumed in a business combination.

3.9    Compliance as an SEC Registrant.    During any period in which the Company has issued and outstanding any class of common equity securities which is registered under Section 12 of the Exchange Act, the 162(m) Committee shall be comprised of not less than two persons each of whom qualifies as both: (i) a “Non-Employee Director” within the meaning of the rules promulgated under Section 16b of the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.    Subject to the following provisions of this Article IV, the maximum number of Shares with respect to which Awards may be granted during the term of the Plan shall be 10 million (or the number and kind of Shares or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the provisions of Article X of the Plan).

4.2    Source of Shares.    During the term of this Plan, the Company will at all times reserve and keep available the number of Shares of Stock that shall be sufficient to satisfy the requirements of this Plan. Shares of Stock will be made available from the currently authorized but unissued shares of the Company or from shares currently held or subsequently reacquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

4.3    Counting of Shares.    The grant of any Option or Restricted Stock Award hereunder shall count, equal in number to the Shares represented by such Award, towards the share maximum indicated in Section 4.1. To the extent that: (i) any outstanding Option for any reason expires, is terminated, forfeited or canceled without having been exercised, or if any Restricted Stock is forfeited; or (ii) any Shares covered by an Award are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such Shares shall be deemed to have not been delivered and shall be restored to the share maximum. If the exercise price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or attestation), the number of Shares tendered shall be restored to the share maximum.

ARTICLE V

ELIGIBILITY AND PARTICIPATION

5.1    General.    The persons who shall be eligible to participate in the Plan and to receive Awards shall be such Employees (including officers) and Directors of the Company and its Affiliates or Consultants as the Committee, in its sole discretion, shall select; provided, however, that Awards specified in Article VII shall be made available only to the Employees described therein. Awards may be made to Eligible Individuals who hold or have held Awards under this Plan or any similar plan or other awards under any other plan of the Company or any of its Affiliates. Any member of the Committee shall be eligible to receive Awards while serving on the Committee, subject to applicable provisions of the Exchange Act and the rules promulgated thereunder.

5.2    Committee Discretion.    Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation, determinations of which Eligible Individuals, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan.

ARTICLE VI

GRANTS OF STOCK OPTIONS

6.1    Grant of Options.    The grant of an Option shall convey to the Participant the right to purchase Shares of Stock at an Exercise Price and for a period of time established by the Committee. Subject to the limitations of the Plan, the Committee shall designate from time to time those Eligible Individuals to be granted Options, the time when each Option shall be granted, the number of Shares of Stock subject to such Option, whether such Option is an Incentive Option or a Nonqualified Option and, subject to Section 6.3, the Exercise Price of the Option Shares. Options shall be evidenced by Agreements in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee may from time to time approve. Each Optionee shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company to the Optionee. Subject to the other provisions of the Plan, the same person may receive Incentive Options and Nonqualified Options at the same time and pursuant to the same Agreement, provided that Incentive Options and Nonqualified Options are clearly designated as such.

6.2    Provisions of Options.    Option Agreements shall conform to the terms and conditions of the Plan. Such Agreements may provide that the grant of any Option under the Plan, shall be subject to such other conditions (whether or not applicable to an Option or Stock received by any other Optionee) as the Committee determines appropriate, including, without limitation, provisions conditioning exercise upon the occurrence of certain events or performance or the passage of time, provisions to assist the Optionee in financing the purchase of Stock through the exercise of Options, provisions for forfeiture, restrictions on resale or other disposition of shares acquired pursuant to the exercise of Options, provisions conditioning the grant of the Option or future

Options upon the Optionee retaining ownership of Shares acquired upon exercise for a stated period of time, and provisions to comply with federal and state securities laws and federal and state income tax and other payroll tax withholding requirements.

6.3    Exercise Price.    The price at which Shares may be purchased upon exercise of an Option shall be fixed by the Committee on the Date of Grant and, except as provided in Article VII with respect to purchased Options, may not be less than 100% of the Fair Market Value of the Shares subject to the Option as of the Date of Grant, or, if greater, the par value of a Share.

6.4    Limitations on Exercisability.    No Option may be exercised in part or in full before the Vesting Date(s) applicable to such Option, other than in the event of an acceleration as provided in Article X. No Option may be exercised after the Option expires by its terms as set forth in the applicable Agreement. In the case of an Option that is exercisable in installments, installments that are exercisable and not exercised shall remain exercisable during the term of the Option. The grant of an Option shall impose no obligation on the Optionee to exercise such Option.

6.5    Vesting.    The Committee may specify in any Agreement a vesting schedule that must be satisfied before Options become Vested, such that all or any portion of an Option may not become Vested until a Vesting Date or Vesting Dates, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. Subsequent to the grant of an Option, the Committee may, at any time before complete termination of such Option, accelerate the time or times at which such Option may become Vested in whole or in part (without reducing the term of such Option).

6.6    Limited Transferability of Options.    Subject to the exceptions noted in this Section 6.6, no Option shall be transferable other than by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by such Optionee (or his or her court-appointed legal representative). The Committee may, in its sole discretion, provide in the applicable Agreement evidencing a Nonqualified Option that the Optionee may transfer, assign or otherwise dispose of an option (i) to his spouse, parents, siblings and lineal descendants, (ii) to a trust for the benefit of the Optionee and any of the foregoing, or (iii) to any corporation or partnership controlled by the Optionee, subject to such conditions or limitations as the Committee may establish to ensure compliance with any rule promulgated pursuant to the Exchange Act, or for other purposes. The terms applicable to the assigned Option shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

6.7    No Rights as a Stockholder.    An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any Share covered by his Option until he shall have become the holder of record of such Share, and he shall not be entitled to any dividends or distributions or other rights in respect of such Share for which the record date is prior to the date on which he shall have become the holder of record thereof.

6.8     Special Provisions Applicable to Incentive Options.

6.8.a.    Options granted under this Plan that are intended to qualify as Incentive Options shall be specifically designated as such in the applicable Agreement, and may be granted only to those Eligible Individuals who are both (i) Employees, and (ii) citizens or resident aliens of the United States.

6.8.b.    To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which any Incentive Options granted hereunder may be exercisable for the first time by the Optionee in any calendar year (under this Plan or any other compensation plan of the Company or any Subsidiary thereof) exceeds $100,000, such Options shall not be considered Incentive Options.

6.8.c.    No Incentive Option may be granted to an individual who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary thereof, unless such Option (i) has an exercise price of at least 110% of the Fair Market Value of the Stock on the Date of Grant of such option; and (ii) cannot be exercised more than five years after the Date of Grant.

6.8.d.    Each Incentive Option will require the Optionee to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Option. A Disqualifying Disposition is any disposition of such Stock before the later of (i) two years after the date the Optionee was granted the Incentive Option or (ii) one year after the date the Optionee acquired Stock by exercising the Incentive Option, other than a transfer (i) from a decedent to an estate, (ii) by bequest or inheritance, (iii) pursuant to a tax-free corporate reorganization, or (iv) to a spouse or incident to divorce. Any transfer of ownership to a broker or nominee shall be deemed to be a disposition unless the Optionee provides proof satisfactory to the Committee of his continued beneficial ownership of the Stock.

6.8.e.    No Incentive Option shall be granted after (i) the date that is ten years from the Effective Date, or (ii) the date the Plan is approved by the stockholders, whichever is earlier.

6.8.f.    The Exercise Price for Incentive Options shall not be less than the Fair Market Value of the Common Stock on the Date of Grant, and no Incentive Option may be exercisable after the tenth anniversary of the Date of Grant.

6.8.g.    No Incentive Option shall be transferable other than by will or the laws of descent and distribution.

6.8.h.    The maximum number of Shares that may be issued by Options intended to be Incentive Options shall be two million Shares.

6.9.    Cancellation and Regrant of Options.    No Option may be repriced, replaced, regranted through cancellation, or modified without stockholder approval (except in connection with an event described in Sections 10.1 or 10.6), if the effect of such change in terms would be to reduce the exercise price for the shares underlying such Option.

6.10    Compliance as an SEC Registrant.    During any period in which (i) Section 162(m) of the Code imposes restrictions on the amount and form of compensation that may be paid to Participants in order to claim a tax deduction for such compensation, and (ii) the Committee, in its sole discretion, determines that this Plan should be administered in such a manner so as to avoid the disallowance of any portion of such tax deduction, Stock Awards granted to affected Participants shall comply with such restrictions, which as of the Effective Date apply only to Named Executive Officers, are contained in Section 162(m) of the Code and include the following:

6.10.a.    No individual may be granted in any fiscal year of the Company Options covering more than one million shares (as such number may be adjusted from time to time as provided in Section 10.1);

6.11    Option Term.    All Options shall specify the term during which the Option may be exercised, which shall be in all cases ten years or less. Except as otherwise provided by the Committee, subject to the exceptions specified in the provisions of Article X, all options shall expire upon the Optionee’s Termination of Service.

ARTICLE VII

PURCHASES OF STOCK OPTIONS

7.1    General.    The Committee shall have the sole and exclusive authority to (i) determine the calendar year or years (if any) (the “Purchase Year(s)”) during which a limited group of Employees may purchase Nonqualified Options through the elective reduction of their compensation, and (ii) select those Executive Officers and other highly compensated Employees eligible to purchase Nonqualified Options in this manner. Each Employee so selected will be informed by the Committee of their selection at least two months prior to the start of the applicable Purchase Year.

7.2    Participation.    Each selected Employee who elects to purchase Nonqualified Options through a reduction of their compensation must, prior to the start of each Purchase Year, file with the Committee an irrevocable authorization directing the Company to reduce his base salary for that Purchase Year by an amount not less than ten thousand dollars nor more than fifty thousand dollars. The Committee shall, in its sole discretion, determine whether or not to approve each filed authorization, and in those cases where the requested authorization is approved, the Employee shall automatically be granted a Nonqualified Option on the first trading day in January of the applicable Purchase Year.

7.3    Option Terms.    Each Agreement evidencing an Option purchased pursuant to Section 7.2 shall comply with the terms specified below.

7.3.a.    Exercise Price.    The Exercise Price shall be between thirty-three and one-third percent (33 1/3%) and sixty-six and two-thirds percent (66 2/3%) of the Fair Market Value per share of Stock on the Date of Grant, and may be paid in one or more of the alternative forms authorized in Section 8.3.

7.3.b.    Number of Shares.    The number of Shares subject to the Option shall be determined pursuant to the following formula (rounded down to the nearest whole number): X=A/B, where X is the number of Option Shares, A is the dollar amount of the approved reduction in the Optionee’s salary for the Purchase Year, and B is the excess of the Fair Market Value per share of the Stock on the Date of Grant over the Exercise Price.

7.3.c.    Exercise and Term.    The Option shall become exercisable in a series of twelve successive equal monthly installments upon the Optionee’s completion of each calendar month of service in the Purchase Year. Each Option shall have a maximum term of ten years.

7.3.d.    Termination of Service.    Should the Optionee Terminate Service for any reason other than death, involuntary termination by the Company without Cause (as defined in Section 10.3 hereof) or Disability while holding one or more Options under this Article VII, then each such Option, to the extent not already exercised, shall remain exercisable, but only for those Shares for which the Option is exercisable at the time of Termination of Service, until the earlier of (i) the expiration of the initial term of the Option, or (ii) the expiration of the three-year period commencing on such date of Termination. With respect to any and all Shares for which the Option is not otherwise at that time exercisable, the Option shall immediately terminate and become null and void. Should the Optionee die, be terminated involuntarily by the Company without Cause or become disabled while holding one or more Options under this Article VII, then each such Option, to the extent not already exercised, shall become fully exercisable and remain exercisable as described in the preceding sentence.

ARTICLE VIII

EXERCISES OF STOCK OPTIONS

8.1    General.    Any Option may be exercised in whole or in part at any time to the extent such Option has become Vested during the term of such Option; provided, however, that each partial exercise shall be for whole Shares only. Each Option, or any exercisable portion thereof, may only be exercised by delivery to the Secretary or his office, in accordance with such procedures for the exercise of Options as the Committee may establish from time to time, of (i) notice in writing signed by the Optionee (or other person then entitled to exercise such Option) that such Option, or a specified portion thereof, is being exercised; (ii) payment in full for the purchased Shares (as specified in Section 8.3 below); (iii) such representations and documents as are necessary or advisable to effect compliance with all applicable provisions of Federal or state securities laws or regulations; (iv) in the event that the Option or portion thereof shall be exercised by any individual other than the Optionee, appropriate proof of the right of such individual to exercise the Option or portion thereof; and (v) full payment to the Company of all amounts which, under federal or state law, it is required to withhold upon exercise of the Option (as specified in Section 8.4 below).

8.2    Certain Limitations.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

8.3    Payment for Shares.     Payment for Shares purchased under an Option granted hereunder shall be made in full upon exercise of the Option (except that, in the case of an exercise arrangement approved by the Committee and described in clause (v) below, payment may be made as soon as practicable after the exercise). The method or methods of payment of the purchase price for the Shares to be purchased upon exercise of an Option and of any amounts required by Section 8.4 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) the tendering, by either actual delivery or by attestation, of whole shares of Stock, having a Fair Market Value as of the day of exercise equal to the aggregate exercise price, or (v) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local employment taxes required to be withheld by the Company by reason of such exercise, and (b) the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale. The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable agreement and may be subject to such conditions as the Committee deems appropriate. If the Option exercise price may be paid in Shares as provided above, Shares delivered by the Optionee may be shares which were received by the Optionee upon exercise of one or more previously exercised Options, but only if such Shares have been held by the Optionee for at least six months, or such other period of time as is required, in the opinion of the Independent Auditor, to avoid adverse financial accounting results.

8.4    Withholding.    Each Agreement shall require that an Optionee pay to the Company, at the time of exercise of a Nonqualified Option, such amount as the Company deems necessary to satisfy the Company’s obligation to withhold federal or state income or other taxes incurred by reason of the exercise or the transfer of Shares thereupon. An Optionee may satisfy such withholding requirements by having the Company withhold from the number of Shares otherwise issuable upon exercise of the Option that number of shares having an aggregate Fair Market Value on the date of exercise equal to the minimum amount required by law to be withheld, or such other amount that may not be exceeded, in the opinion of the Independent Auditor, to avoid adverse financial accounting results.

8.5    Compliance as an SEC Registrant.    So long as is required, in the opinion of the Company’s general counsel, to avoid adverse tax, legal, or accounting consequences to the Company, no Executive Officer may exercise an Option through the tendering, by either actual delivery or by attestation, of whole Shares unless the Committee specifically authorized such a transaction in the applicable Agreement.

ARTICLE IX

GRANTS OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS

9.1    Form of Awards.    A Stock Award shall be transacted as either (i) the transfer of legal ownership of one or more Shares to an Eligible Individual, or (ii) the grant of a right to receive Shares, or an equivalent cash value, at some point in the future. Except in the case of unusual and extenuating circumstances, as determined by the Committee in its sole discretion, both forms of Stock Awards will be subject to vesting and nontransferability restrictions (in such case, “Restricted Stock” and “Restricted Stock Units”) that will lapse upon the achievement of one or more goals relating to the completion of service by the Participant, or the achievement of performance or other objectives, as determined by the Committee at the time of grant. The maximum number of Shares that may be issued in the form of Stock Awards in the aggregate is three million.

9.2    Vesting.    Restricted Stock Awards and Restricted Stock Unit Awards shall be subject to the right of the Company to require forfeiture of such Shares or rights by the Participant in the event that conditions specified by the Committee in the applicable Agreement are not satisfied prior to the end of the applicable vesting period established by the Committee for such Awards. Conditions for repurchase (or forfeiture) may be based on continuing employment or service or achievement of pre-established performance or other goals and objectives.

9.3    Non-transferability of Stock Awards.    Shares represented by Stock Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, until becoming Vested. Shares of Stock Awards shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Stock Awards shall be registered in the name of the Participant and, unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). Upon becoming Vested, the Company (or such designee) shall deliver such certificates to the Participant or, if the Participant has died, to the Participant’s Beneficiary. Each certificate evidencing stock subject to Stock Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of stock in contravention of such terms, conditions and restrictions shall be ineffective. During the restriction period, the Participant shall have all the rights of a stockholder for all such Shares, including the right to vote and the right to receive dividends thereon as paid.

9.4    Tax Withholding.    To the extent that the Company is required to withhold any Federal, state or local taxes in respect of any compensation income realized by the Participant in respect of shares acquired pursuant to an Award, or in respect of any such shares of Stock becoming Vested, then the Company shall deduct from any payments of any kind otherwise due to such Participant the aggregate amount of such Federal, state or local taxes required to be so withheld. If no such payments are due or to become due to such Participant, or if such payments are insufficient to satisfy such Federal, state or local taxes, then such Participant will be required to pay to the Company, or make other arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any such taxes. All matters with respect to the total amount of taxes to be withheld in respect of any such compensation income shall be determined by the Committee, in its sole discretion.

9.5    Dividends and Dividend Equivalents.    A Stock Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, Vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

9.6    Compliance as an SEC Registrant.    During any period in which (i) Section 162(m) of the Code imposes restrictions on the amount and form of compensation that may be paid to Participants in order to claim a tax deduction for such compensation, and (ii) the Committee, in its sole discretion, determines that this Plan should be administered in such a manner so as to avoid the disallowance of any portion of such tax deduction, Stock Awards granted to affected Participants shall comply with such restrictions, which as of the Effective Date apply only to Named Executive Officers, are contained in Section 162(m) of the Code and include the following:

9.6.a.    The Committee shall specify one or more performance criteria upon the relative achievement of which each Stock Award will vest (the “Performance Factor(s)”). Performance Factors may include any or all of the following: before or after-tax net income; book value per share; stock price; return on stockholder’s equity; relative performance versus peers; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; profit margins;

budget comparisons; total return to stockholders; revenue; or any increase or decrease of one or more of the foregoing over a specified period. Such performance factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof and may include other objective measures determined by the Committee to contribute significantly to stockholder value creation.

9.6.b.    Stock Awards granted to Executive Officers shall become vested only if and to the extent the Performance Factors with respect to such Awards are attained. Notwithstanding anything to the contrary contained in this Plan, in no event shall the Stock Award(s) made to a Participant during the fiscal year of the Company (valued as of the date of grant of such Stock Award(s)) exceed $10 million. The Committee may structure the terms of a Performance Factor so as to permit the reduction or elimination of any Stock Award under the Plan, but in no event may the Committee increase the amount or vesting of a Stock Award.

9.6.c.    The Performance Factors applicable to any Stock Award granted to an Executive Officer shall be specified coincident with the grant of the Stock Award, and in no event later than ninety days after the commencement of any fiscal year in respect of which the relative achievement of the Performance Factor is to be measured.

ARTICLE X

EVENTS AFFECTING PLAN RESERVE OR PLAN AWARDS

10.1    Capital Adjustments.

10.1.a.    If the Company subdivides its outstanding Shares into a greater number of Shares (including, without limitation, by stock dividend or stock split) or combines its outstanding shares of Stock into a smaller number of shares (by reverse stock split, reclassification or otherwise), or the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event (including mergers or consolidations) affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in such manner as it may deem equitable and appropriate, make such adjustments to any or all of (i) the number of Shares reserved for the Plan, (ii) the number of shares subject to outstanding Options and Stock Awards, (iii) the Exercise Price with respect to outstanding Options, and any other adjustment that the Committee determines to be equitable; provided, however, that the number of Shares subject to any Option shall always be a whole number. The Committee may provide for a cash payment to any Participant of a Plan Award in connection with any adjustment made pursuant to this Section 10.1. Any such adjustment to an Option shall be final and binding upon all Participants, the Company, their representatives, and all other interested persons.

10.1.b.    In the event of a transaction involving (i) a merger or consolidation in which the Company is not the surviving company or (ii) the sale or disposition of all or substantially all of the Company’s assets, provision shall be made in connection with such transaction for the assumption of Options theretofore granted under the Plan, or the substitution for such Options of new options of the successor corporation, with appropriate adjustment as to the number and kind of Shares and the purchase price for Shares thereunder, or, in the discretion of the Committee, the Plan and the Options issued hereunder shall terminate on the effective date of such transaction if appropriate provision is made for payment to the Participant of an amount in cash equal to the Fair Market Value of a Share multiplied by the number of Shares subject to the Options (to the extent such Options have not been exercised) less the exercise price for such Options (to the extent such Options have not been exercised).

10.2    Death, Disability or Retirement of a Participant.    Except as otherwise provided by the Committee, if a Participant ceases to be an Employee or Director by reason of his death, Disability or Retirement, then notwithstanding any contrary waiting period, installment period or vesting schedule in any Agreement or in the

Plan, each outstanding Award granted to or Share purchased by such Participant shall immediately become Vested and, if an Option, exercisable in full in respect of the aggregate number of shares covered thereby. Each Option may thereafter be exercised by the Participant or by Participant’s estate, as the case may be, for a period of thirty-six months from the date of death or Termination of Service due to Disability or Retirement, as applicable. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 10.2.

10.3    Termination of Service By Company.    Except as otherwise provided by the Committee, if a Participant’s employment or service to the Company or any of its Affiliates is terminated for reasons other than those set forth in Sections 10.2 and 10.4, all Options held by the Participant that were not Vested immediately prior to such termination shall become null and void at the time of the termination. Any Options that were exercisable immediately prior to the termination will continue to be exercisable for a period of three months, and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 10.3. In addition, all rights to Shares or Restricted Stock Units as to which there remain unlapsed restrictions as of the date of such Termination of Service shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares.

10.4    Termination by Company for Cause; Voluntary Termination by a Participant.    Except as otherwise provided by the Committee, if a Participant’s employment or service relationship with the Company or any of its Affiliates shall be terminated by the Company or such Affiliate for Cause or voluntarily by the Participant, then (i) any Options held by such Participant, whether or not then Vested, shall immediately terminate and (ii) all rights to Shares or Restricted Stock Units as to which there remain unlapsed restrictions as of the date of such Termination of Service shall be forfeited by such participant to the Company without payment or any consideration by the Company, and neither the Participant nor any successors, heirs, assigns or personal representatives of such Participant shall thereafter have any further rights or interest in such Shares. For these purposes, Cause shall have the meaning ascribed thereto in any employment agreement to which such Participant is a party or, in the absence thereof, shall mean (A) a felony conviction of the Optionee, (B) the commission by the Optionee of an act of fraud or embezzlement against the Company, (C) the Optionee’s willful misconduct or gross negligence materially detrimental to the Company, (D) the Optionee’s wrongful dissemination or use of confidential or proprietary information, or (E) the intentional and habitual neglect by the Optionee of his duties to the Company.

10.5    Leave of Absence.    The Committee may determine whether any given leave of absence constitutes a Termination of Service and, if it does not, whether the time spent on the leave will or will not be counted as vesting credit; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company, if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided (a) the Employee’s right to reemployment is guaranteed either by statute or contract, or (b) for the purpose of military service, shall not be deemed a Termination of Service.

10.6    Change-In-Control.    In the event of a Change-In-Control, each outstanding Award or Share purchased pursuant to any Award shall, if not fully vested, become fully vested and, in the case of Options, fully exercisable with respect to the total number of shares of Common Stock at the time subject to such Option and may be exercised for any or all of those shares. For the purposes of this section 10.6, a Change-In-Control shall mean the first to occur of:

(i)  the acquisition by any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act ) of “beneficial ownership” (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either the then outstanding Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following transactions shall not constitute a Change in Control: (A) an acquisition by the Company, (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) an acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (D) an acquisition by an entity pursuant to a Business Combination (as defined in subsection (iii) of this Section 10.6) that satisfies clauses (A), (B) and (C) of such subsection;

(ii) the following individuals cease for any reason to constitute a majority of the Company’s Directors then serving: individuals who as of the date hereof constitute the Board (the “Initial Directors”) and any new Director (a “New Director”) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the Directors then in office who either are Initial Directors or New Directors; provided, however, that a Director whose initial assumption of office is in connection with an actual or threatened election contest (including but not limited to a consent solicitation) relating to the election of Directors of the Company shall not be considered a New Director;

(iii) a reorganization, merger or consolidation or a sale or disposition of all or substantially all of the Company’s assets (a “Business Combination”), other than a Business Combination in which (A) the voting securities of the Company outstanding immediately prior thereto and entitled to vote generally in the election of directors continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such Business Combination and entitled to vote generally in the election of directors; (B) no “person” (as hereinabove defined), other than the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company, or an entity resulting from such Business Combination, acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Initial Directors or New Directors at the time of the execution of the initial agreement, or action of the Board, providing for such Business Combination; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

10.7    Recapture of Option Profit.    In the case of an Employee who has been granted an Option and exercised such Option under this Plan, who has terminated employment, and who has engaged in Harmful Conduct, the Committee may, in its sole discretion, require such Employee to pay to the Company his Recent Option Profit. For the purposes of this Section 10.7, “Harmful Conduct” means a breach in any material respect of an agreement to not reveal confidential information regarding the business operations of the Company or any Subsidiary, or to refrain from solicitation of the customers, suppliers or employees of the Company or any Subsidiary. “Recent Option Profit” means an amount equal to the excess of (i) the Fair Market Value of the Stock purchased by such individual through the exercise of Options during the fifteen month period commencing twelve months before the individual’s last day of employment and ending three months after the last day of employment over (ii) the aggregate Exercise Price of such Options.

ARTICLE XI

GOVERNMENT REGULATIONS AND REGISTRATION OF SHARES

11.1    General.    The Plan, and the grant and exercise of Plan Awards hereunder, and the Company’s obligation to sell and deliver stock under Options, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.

11.2    Compliance as an SEC Registrant.    The obligation of the Company with respect to Plan Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Stock may be listed or quoted. For so long as the Stock of the Company is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Stock that may be issued to Participants under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

ARTICLE XII

MISCELLANEOUS PROVISIONS

12.1    Legends.    Each certificate evidencing Shares obtained through the Plan shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions applicable to such Shares, including, without limitation, any to the effect that the Shares represented thereby (i) are subject to contractual restrictions regarding disposition, and (ii) may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such dispositions will not violate any federal or state securities laws.

12.2    Rights of Company.    Nothing contained in the Plan or in any Agreement, and no action of the Company or the Committee with respect thereto, shall interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Participant at any time, with or without Cause. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

12.3    Designation of Beneficiaries.    Each Participant who shall be granted a Plan Award may designate a Beneficiary or Beneficiaries and may change such designation from time to time by filing a written designation of Beneficiary or Beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.

12.4    Compliance with Other Laws and Regulations.    Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares if the issuance thereof would constitute a violation by the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which Shares are traded (including without limitation Section 16 of the Exchange Act); and, as a condition of any sale or issuance of Shares, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant of Plan Awards and exercise of Options hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. To the extent the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

12.5    Payroll Tax Withholding.    The Company’s obligation to deliver Shares under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due upon the exercise of any Option may, in the discretion of the Committee, be paid in Shares already owned by the Optionee or through the withholding of shares otherwise issuable to such Optionee, upon such terms and conditions as the Committee shall determine which shares shall have an aggregate Fair Market Value equal to the required minimum withholding payment. If the Optionee shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of all such Federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Optionee an amount equal to federal, state or local taxes of any kind required to be withheld by the Company.

12.6    Non-Exclusivity of the Plan.    Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

12.7    Exclusion from Benefit Computation.    By acceptance of a Plan Award, unless otherwise provided in the applicable Agreement, each Participant shall be deemed to have agreed that such Plan Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any health and welfare, pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Participant shall be deemed to have agreed that such Plan Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Participant which is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.

12.8    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

12.9    Use of Proceeds.    Proceeds from the sale of Shares pursuant to Options granted under this Plan shall constitute general funds of the Company.

12.10    No Rights to Continued Employment.    The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee or other Eligible Individual the right to be retained in the employ of the Company or any Affiliate, or the right to continue to provide services to the Company or any Affiliate, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

12.11    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

12.12    Gender and Number.    Where the context permits, words in any gender shall include the other gender, words in the singular shall include the plural, and the plural shall include the singular.

12.13    Unfunded Status.    Neither a Participant nor any other person shall, by reason or participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

ARTICLE XIII

TERMINATION AND AMENDMENT

13.1    General.    The Board or the Committee may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements.

13.2    Stockholder Approval.    The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Further, all Awards granted prior to the date of such approval shall be made subject to such approval occurring. Such stockholder approval shall be obtained in the degree and manner required under applicable state and Federal law and the rules of any stock exchange upon which the Stock may be listed during such period of time.

13.3    Modification.    No termination, modification or amendment of the Plan may, without the consent of the person to whom any Plan Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Plan Award. No modification, extension, renewal or other change in any Option granted under the Plan shall be made after the grant of such Option, unless the same is consistent with the provisions of the Plan. With the consent of the Participant and subject to the terms and conditions of the Plan, the Committee may amend outstanding Agreements with any Participant, including, without limitation, any amendment which would (i) accelerate the time or times at which the Option may be exercised or any other Award would become Vested and/or (ii) extend the scheduled expiration date of the Option.

EXHIBIT B

KNIGHT TRADING GROUP, INC.

FINANCE AND AUDIT COMMITTEE CHARTER

REVISED MARCH 31, 2003

Purpose

The Finance and Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Knight Trading Group, Inc. (the “Company”) is established to assist the Board’s oversight of: (1) the integrity of the Company’s financial statements and its risk and control environment; (2) the relationship with the Company’s registered public accounting firm; (3) the Company’s internal audit function; (4) compliance with applicable legal and regulatory requirements; and (5) compliance with the Company’s Code of Business Conduct and Ethics (the “Code”). In addition, the Committee reviews management proposals and makes recommendations to the Board regarding: (i) all proposed material capital formation plans including planned issuance of equity securities and debt instruments, and stock repurchase programs; and (ii) certain acquisitions, investments, new business ventures, and divestitures.

It is the objective of the Committee to maintain free and open communication among the Board, the registered public accounting firm, the internal audit department, and the financial and senior management of the Company.

Membership

The Committee shall have a minimum of three members, including the Chairman, who are appointed by the Board and serve until replaced by the Board. The members of the Committee shall meet the independence, experience and financial literacy requirements of the Sarbanes-Oxley Act of 2002 (the “2002 Act”), The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable rules of the Securities and Exchange Commission (the “SEC”). In addition, the Board shall determine that at least one member of the Committee qualifies as an “audit committee financial expert” under SEC rules or the Committee shall advise the Company that none of its members so qualifies. The Board shall review applicable requirements for membership on the Committee on an annual basis to insure continued compliance by the members of the Committee.

Meetings and Reporting

The Committee shall meet as often as it determines necessary, but not less than quarterly. Meetings may be called by the Committee Chairman, or by a majority of its members, or by the Chief Financial Officer, and the Secretary of the Company shall give notice of meetings to each member of the Committee. A person designated by the Committee Chairman shall be responsible for keeping the minutes of the meetings. The presence in person of a majority of the members of the Committee shall be necessary to constitute a quorum of the Committee. At the discretion of the Committee Chairman, participation in a meeting by means of a conference telephone call allowing all persons participating to hear each other at the same time shall constitute presence in person at a meeting.

The Committee may request any officer or employee of the Company or the Company’s outside counsel or registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or persons or firms retained by, the Committee.

The Committee shall meet with the Director of Internal Audit, the Chief Financial Officer, and the registered public accounting firm in separate private executive sessions at least quarterly. The Committee may meet at its discretion with any consultant or advisor to the Company.

The Committee shall make regular reports to the Board summarizing the Committee’s actions and any significant issues considered by the Committee. The Committee shall review and reassess the adequacy of this Charter not less than annually and recommend any proposed changes to the Board for approval. The Committee shall prepare the report of the Committee required, pursuant to rules of the SEC, for inclusion in the Company’s annual proxy statement. The Committee shall annually review its performance under the requirements of this Charter and report its evaluation to the Board.

Authority, Responsibilities and Duties

The Committee shall have the power to authorize investigations into any matters within the scope of this Charter. The Committee shall carry out other responsibilities and duties as delegated by the Board related to the purposes of the Committee. The Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in consideration of changing business, legislative, regulatory, legal, and other conditions.

The Committee shall have the authority, without seeking approval of the Board or management, to select and retain independent legal, accounting or other consultants to advise the Committee, the cost of which will be funded by the Company.

The Company’s registered public accounting firm shall report directly to the Committee with respect to its role as independent auditor. The Committee shall have sole authority to appoint or replace the registered public accounting firm, including consideration of periodic auditor rotation, and shall approve all audit engagement fees and terms and all non-audit engagements. The Committee may consult with management but shall not delegate these responsibilities. The Committee shall annually present to the Board its conclusions with respect to the appointment of the Company’s independent auditor.

The Company’s internal audit function shall report directly to the Committee. The Committee shall have sole authority to hire and replace the Director of Internal Audit and shall discuss his performance at least annually with senior management.

In carrying out its responsibilities and duties, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances and conditions. The following are within the authority of the Committee:

Oversight of the Integrity of the Company’s Financial Statements and its Risk and Control Environment

1.	Review and discuss with management and the registered public accounting firm the annual audited financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and recommend to the Board whether the audited financial statements prepared by management are to be included in the Company’s Form 10-K.

2.	Review and discuss with management and the registered public accounting firm the Company’s quarterly financial statements and earnings press release prior to the filing of its Form 10-Q, including the results of the registered public accounting firm’s review of the quarterly financial statements. Discuss with the Chief Executive Officer and Chief Financial Officer, their certifications provided pursuant to Sections 302 and 906 of the 2002 Act. Discuss generally with management the type of information to be disclosed publicly to analysts and rating agencies on earnings guidance.

3.

Discuss with management and the registered public accounting firm significant financial reporting issues and judgements made in connection with the preparation of the Company’s quarterly and annual financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative treatments, estimates or GAAP methods on the Company’s financial statements.

4.	Determine that the Company has disclosure control procedures in place in accordance with Section 302 of the 2002 Act and that they are followed in preparation of quarterly and annual financial statements.

5.	Discuss with management and the registered public accounting firm the effect and implication of regulatory and accounting initiatives and standards, as well as any off-balance sheet structures, on the Company’s financial statements.

6.	Periodically discuss with management, at least annually, the Company’s major financial, operational and fraud risk exposures, and the steps management has taken to monitor and control such exposures.

7.	Discuss with the registered public accounting firm, the Internal Audit Department and senior management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, the adequacy of the Company’s internal controls including significant deficiencies in the design or operations of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data.

8.	Meet at least quarterly with the Chief Financial Officer and the Director of Risk Management in separate private sessions.

Oversight of the Company’s Relationship with the Registered Public Accounting Firm

9.	The registered public accounting firm reports directly to the Committee. On an annual basis, review and evaluate the performance, qualifications and independence of the Company’s registered public accounting firm, and make a determination on their retention or non-retention as auditor for the Company’s annual audit, including consideration of periodic auditor rotation. The Committee shall present its conclusion to the Board for its information at least annually.

10.	Obtain from the registered public accounting firm at least annually, a report regarding: (i) the registered public accounting firm’s internal quality control procedures; (ii) any material issues raised by the most recent quality control review, or peer review, of the registered public accounting firm, or by any inquiry or investigation by government or professional authorities within the preceding five years respecting one or more independent audits carried out; (iii) any steps taken to deal with any such material issues; and (iv) all relationships between the registered public accounting firm, the Company, and senior management.

11.	Receive periodic written reports from the registered public accounting firm regarding its independence consistent with Independence Standards Board Statement 1 delineating all relationships between the registered public accounting firm and the Company. Actively engage in a dialogue with the registered public accounting firm with respect to any disclosed relationships or services that could impact its objectivity and independence and take any appropriate action to satisfy the Committee of the registered public accounting firm’s independence.

12.	Meet with the registered public accounting firm prior to the beginning of the audit to review the engagement letter and discuss the planning, staffing, risk assessment, and the scope of the proposed audit for the current year and the audit procedures to be utilized. Review the experience and qualifications of the senior members of the audit team. Ensure regular rotation of the audit partners as required by law and regulation.

13.	Approve the proposed and final terms of engagement and fees paid to the Company’s registered public accounting firm.

14.	Pre-approve non-audit services to be performed by the registered public accounting firm and determine that such services are compatible with maintaining its independence.

15.	Discuss with the registered public accounting firm the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89, 90 and 99 relating to the conduct of the audit.

16.	Obtain from the registered public accounting firm any information pursuant to Section 10A of the Securities Exchange Act of 1934.

17.	Review with the registered public accounting firm any problems, difficulties or restrictions they may have encountered in the course of the audit. Resolve any disagreements between management and the independent auditor regarding financial reporting.

18.	Receive and discuss annually, the registered public accounting firm’s attestation to and report on management’s internal control assertion, as mandated by Section 404 of the 2002 Act.

19.	Review any written communication between the registered public accounting firm and management, including any management letter or schedule of unadjusted differences.

20.	Determine that the Company has not hired any employee of the registered public accounting firm for a senior financial or operating management position within one year of participating on the audit of the Company.

21.	Meet with the registered public accounting firm in private session at least quarterly.

Oversight of the Company’s Internal Audit Function

22.	The Company’s internal audit function shall report directly to the Committee. The Committee shall have sole authority to hire and replace the Director of Internal Audit.

23.	Periodically review and evaluate the internal audit function including: (i) the independence and authority of the reporting relationship; (ii) the proposed annual internal audit plan and scope of work; (iii) department budget and staffing levels; (iv) coordination with the Company’s registered public accounting firm; and (v) the internal audit department charter.

24.	Review summaries of findings from completed audits and management’s response, and discuss any audit scope restrictions encountered during the execution of its audit responsibilities.

25.	Meet with the Director of Internal Audit in private session at least quarterly.

26.	Discuss the annual performance of the Director of Internal Audit with the Company’s Director of Risk Management, who acts as the management administrative officer for the Internal Audit Department.

Oversight of Compliance with Applicable Legal and Regulatory Requirements

27.	Discuss with the Company’s General Counsel legal or regulatory matters that may have a material impact on the financial statements or the Company’s compliance policies.

28.	Periodically review management’s programs to monitor compliance with laws and regulations.

29.	Discuss with the Company’s outside counsel as appropriate, evidence of any material violation of securities law or breach of fiduciary duty not acted on by senior management.

30.	Discuss with management and the registered public accounting firm any correspondence with regulators or governmental agencies and any complaints or published reports that raise material issues regarding the Company’s financial statements or the Company’s compliance with legal and regulatory requirements.

31.	Obtain reports from management, the Director of Internal Audit and the registered public accounting firm regarding the Company’s and its subsidiary and foreign affiliated entities’ compliance with applicable legal requirements and the Company’s Code of Business Conduct and Ethics.

Oversight of Compliance with the Company’s Code of Business Conduct and Ethics

32.	Determine that the Company has established a Company-wide Code of Business Conduct and Ethics, and that all directors and executive officers annually sign an acknowledgment of the Code. Determine that management periodically reviews and updates the Code. Receive periodic reports from management regarding their review of compliance with the Code. All waivers of Code provisions for directors and executive officers must be approved by the Board of Directors.

33.	Determine that the Company has established procedures for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including anonymous submission by employees. Annually review procedures for effectiveness. All significant matters received and their proposed resolution must be reported to and discussed with the Committee.

34.	Inquire of the Chief Executive Officer and Chief Financial Officer as to their responsibilities to disclose to the Committee any fraud, whether or not material, involving management or other employees who have a significant role in internal controls. Discuss as appropriate the resolution of such matters.

35.	Review and approve, as appropriate, all related party transactions as defined in applicable Nasdaq and SEC rules.

Review of Capital Formation Plans

36.	Review and make a recommendation to the Board regarding all material proposed new capital formation plans of the Company including planned issuance of equity securities and debt formation.

37.	Review and make a recommendation to the Board regarding all proposed repurchase of Company securities.

Review of Acquisitions, Investments and Divestitures

38.	Review and make a recommendation to the Board regarding each acquisition, investment, new business venture, and divestiture proposed by management, which involves cash and/or consideration in excess of $5 million.

Limitation of the Finance and Audit Committee’s Role

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations or to implement policies and procedures to promote compliance with laws and regulations and Company policy. These matters are the responsibilities of management or the registered public accounting firm or both, and the Committee’s responsibility in this regard is one of oversight and review. The Committee relies without independent verification on the information provided to it and on the representations made by management and the independent auditors. The Committee does not provide any expert or other special assurances as to such financial or compliance matters. In addition, the Committee’s “audit committee financial expert” does not carry a higher degree of individual responsibility or obligation than other members of the Committee or other Board members. The “audit committee financial expert” is not to be considered an expert for purposes of Section 11 of the Securities Act of 1933, as amended, solely as a result of being designated as a financial expert on the audit committee. The role of the financial expert is to assist the Committee in overseeing the audit process, not to audit the Company.

THE BOARD OF DIRECTOR UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

					FOR	AGAINST	ABSTAIN
1.	To elect 8 members of the Company’s Board of Directors to serve until the Company’s next annual meeting and until such directors’ successors are duly elected and shall have qualified;		2.	To approve the Knight Trading Group, Inc. 2003 Equity Incentive Plan	☐	☐	☐
					FOR	AGAINST	ABSTAIN
	FOR all nominees listed below (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed below	3.	To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2003; and	☐	☐	☐
	☐	☐
	01 Charles V. Doherty 02 Robert Greifeld 03 Gary R. Griffith 04 Thomas M. Joyce	05 Robert M. Lazarowitz 06 Bruce R. McMaken 07 Rodger O. Riney 08 Anthony M. Sanfilippo	4.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

	(Instructions: To withhold authority to vote for any nominee, strike a line through that nominee’s name in the list above.
PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature _________________________________	Signature _________________________________	Date __________________
(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.) .

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet
http://www.eproxy.com/nite

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

OR
Telephone
1-800-435-6710

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

KNIGHT TRADING GROUP, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 14, 2003

The undersigned hereby appoints Thomas M. Joyce and John H. Bluher and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Knight Trading Group, Inc. (the “Company”) to be held on May 14, 2003 at 1:00 p.m. at Courtyard by Marriott Jersey City/Newport, 540 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated, such proxies will be voted in accordance with the Board of Directors’ recommendations as set forth herein with respect to such proposal(s).

Address Change/Comments (Mark the corresponding box on the reverse side)

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